   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1999



                                           REGISTRATION STATEMENT NO. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              APPONLINE.COM, INC.
                  (NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    4100                                   11-2558192
        (STATE OF INCORPORATION)                (PRIMARY STANDARD INDUSTRIAL                (IRS EMPLOYER I.D. NO.)
                                                  CLASSIFICATION CODE NO.)

                            ------------------------

                              520 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                                 (516) 844-9805
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                        EDWARD CAPUANO, CHAIRMAN AND CEO
                              APPONLINE.COM, INC.
                              520 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                                 (516) 844-9805
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:


                             JAY M. KAPLOWITZ, ESQ.
                        GERSTEN, SAVAGE & KAPLOWITZ, LLP
                              101 EAST 52ND STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 752-9700

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                            NUMBER OF       PROPOSED              PROPOSED
                                           SHARES TO BE    MAXIMUM OFFERING    MAXIMUM AGGREGATE     AMOUNT OF
                                           REGISTERED      PRICE PER SHARE     OFFERING PRICE(1)    REGISTRATION FEE
Common Stock(2).........................    2,448,412        $1.375            $3,366,566.50          $935.91
Common Stock Underlying Warrants........     500,000          2.709              1,354,500             376.56
Common Stock Underlying Warrants........     95,000           3.00                285,000              79.23
Total Registration......................    3,043,412                                                $1,391.70


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.


(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such indeterminate number of additional shares of common stock as may be issuable upon conversion of the convertible preferred stock described herein and pursuant to the provisions of the convertible preferred stock regarding determination of the applicable conversion price and dividend rate.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A) MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED DECEMBER 29, 1999

PROSPECTUS




                                3,043,412 SHARES


                              APPONLINE.COM, INC.

                                  COMMON STOCK
                            ------------------------


     This is an offering of 3,043,412 shares of common stock of AppOnline.com, Inc., 2,293,412 of which may be sold upon the conversion of Series E Convertible Preferred Stock and the exercise of 595,000 warrants. All of the shares are being offered by the selling security holders named in this prospectus. We will not receive any of the proceeds from the sale of the common stock, although we will receive approximately $1,639,500 if all of the warrants are exercised. Our common stock is traded on the American Stock Exchange under the symbol "AOP." On December 20, 1999, the last reported sale price of our common stock on the American Stock Exchange was $1.375.

                           ------------------------

     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS               , 1999.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
Prospectus Summary........................................................................................      1
Risk Factors..............................................................................................      4
Special Note Regarding Forward-looking Statements.........................................................     10
Use of Proceeds...........................................................................................     11
Dividend Policy...........................................................................................     11
Price Range of Common Stock...............................................................................     12
Capitalization............................................................................................     13
Selected Historical Financial and Other Data..............................................................     14
Management's Discussion and Analysis of Financial Condition and Results of Operations.....................     15
Business..................................................................................................     19
Management................................................................................................     30
Principal Stockholders....................................................................................     33
Certain Relationships and Related Transactions............................................................     33
Description of Capital Stock..............................................................................     34
Shares Eligible for Future Sale...........................................................................     38
Selling Security Holders..................................................................................     39
Plan of Distribution......................................................................................     40
Legal Matters.............................................................................................     41
Experts...................................................................................................     41
Index to Financial Statements.............................................................................    F-1

                            ------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO OTHER DOCUMENTS TO WHICH WE REFER YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                               PROSPECTUS SUMMARY

     This summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors, the financial statements and the notes thereto. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and the consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. References in this prospectus to "we" "us" and "our" refer to AppOnline.com, Inc. and its wholly-owned subsidiaries Island Mortgage Network Inc., a New York corporation, First Equities Commercial Corp., a New York corporation, First Equities Service Corp., a New York corporation, Citizens Mortgage Service Group, a Pennsylvania corporation, unless otherwise indicated.

                              APPONLINE.COM, INC.

     We are a nationwide provider of mortgage banking and brokerage services both online through our website at "www.AppOnline.com" and through 57 branch offices located in 20 states. We utilize our technology to support the origination, processing, underwriting, closing and secondary marketing of mortgage loans. This proprietary technology platform is applied to all of our loans, regardless of whether the loan application originates from our website or from a traditional in-person visit to one of our branch offices. It also offers the same high level functionality to private label or co-branding partners who wish to offer our services under their own label.

     Consumers use our state-of-the-art technology at our website to search and select a wide variety of mortgage products, to apply for a mortgage loan and to track the status of their application. Our business clients can improve the effectiveness of their current services, and offer new services, through private label and co-branded websites that offer access to our underlying mortgage processing technology. In both our direct-to-consumer mortgage banking business or in support of our business-to-business clients, we use our Internet platform and other state-of-the-art technologies to make the mortgage lending process more efficient.

     AppOnline.com believes that the traditional mortgage origination process is highly inefficient and frustrating for many consumers. It is a fragmented industry dominated by brokers who act as middlemen. The typical borrowing process is characterized by a:

     o Lack of organized information;

     o Paper-intensive and time-consuming process; and

     o Confusing assortment of mortgage products and costs.

     Despite the solutions the Internet offers to such problems, less than 1% of the more than $1.5 trillion in mortgage loans in 1998 were originated online. We believe that our Internet solution offers immediate and dramatic improvements in efficiency, cost and convenience to both borrowers and lenders. Forrester Research projects the market for online mortgage originations will grow from $18.7 billion in 1999 to over $91.2 billion in 2003.

     In January 1999, we began offering mortgages online. For the first nine months of 1999, we originated and closed mortgage loans with a total principal amount of approximately $585,000,000. Approximately $110,000,000 were originated through the Internet. Our website offers consumers an easy-to-use, one-step mortgage source that enables the consumer to apply for credit approval online, and to electronically search, analyze and select from the wide variety of mortgage products we offer. We strive to make the mortgage process easier and more understandable, while maintaining quality service.

     Our business strategy includes:

          o becoming the leading online provider of mortgages,

          o geographic expansion throughout the US,

          o selected acquisitions;

          o internal growth; and

          o introduction of new products.

     In the past three years we have consummated approximately 24 separate acquisitions. These acquired businesses were primarily companies in the same or complementary businesses, technologies, services or products. In addition to acquiring brick and mortar businesses, we intend to seek complementary online businesses.

     Our website is www.AppOnline.com. Our principal executive offices are located at 520 Broadhollow Road, Suite 200, Melville, New York 11747. Our telephone number is (516) 844-9805.

                                  THE OFFERING


Common stock offered......................  3,043,412 shares

Common stock outstanding..................  31,107,782 shares

Use of proceeds...........................  We will not receive any proceeds from the sale of the shares of common stock by the selling security holders, although we will receive approximately $1,639,500 if all of the warrants, the underlying shares of which are being registered in this offering, are exercised.

American Stock Exchange Symbol............  AOP



     The number of shares of common stock outstanding is 31,107,782 as of December 13, 1999. This does not include 1,908,000 shares of common stock issuable upon the exercise of stock options and warrants and 1,698,412 shares which may be issued upon the conversion of the Series E Convertible Preferred Stock, outstanding as of December 13, 1999.

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

     You should read the following summary financial data in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                         NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                         ----------------------------------------    --------------------------
                                          1996(1)         1997           1998           1998           1999
                                         ----------    -----------    -----------    -----------    -----------
STATEMENT OF OPERATIONS DATA:
  Revenues............................   $5,995,131    $12,787,797    $36,400,605    $22,957,083    $27,052,732
  Expenses............................    6,777,757     13,757,793     35,613,308     21,800,426     30,238,537
  Income (loss).......................     (782,626)      (969,996)       787,297      1,156,657     (3,185,805)
  Net income (loss)...................       61,287       (997,995)       337,461        768,778     (2,590,965)
  Preferred dividends paid............            0              0         63,231              0              0
  Net income (loss) available to
     common stockholders..............   $   61,287    $  (997,995)   $   274,230    $   768,778    $(2,590,965)
  Basic and diluted net income (loss)
     per share........................                 $     (0.10)   $      0.01    $      0.03          (0.09)
  Weighted average number of shares
     outstanding......................                  30,562,402     29,139,093     29,430,831     29,991,080

                                                                                                   SEPTEMBER 30,
                                                                          DECEMBER 31,                  1999
                                                                   ---------------------------    ----------------
                                                                      1997            1998            ACTUAL
                                                                   -----------    ------------    ----------------
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents.....................................   $ 2,027,738    $  4,446,542      $  3,199,116
  Total assets..................................................    67,842,810     108,145,407       121,343,504
  Total liabilities.............................................    56,920,846      94,175,263       106,743,004
  Total stockholders' equity....................................   $10,921,964    $ 13,970,144      $ 14,600,500

------------------

(1) Reflects results of Donald Henig, Inc. the predecessor of Island Mortgage Network.

                                  RISK FACTORS

     Purchasing shares of our common stock involves a high degree of risk. Before doing so, you should carefully consider the risks described below and the other information in this prospectus.

WE EXPERIENCED LOSSES IN 1997 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999, WE EXPECT LOSSES IN THE FUTURE.

     We have incurred net losses in the past. Although we have experienced strong revenue growth in the last several years, we anticipate further losses for at least the next eighteen months as a result of our investment in our Internet operations.

     We incurred net losses of approximately $2.4 million for the nine months ended September 30, 1999, and approximately $998,000 for the year ended December 31, 1997. Net losses have increased substantially during the nine months ended September 30, 1999. We may not become profitable. If we do achieve profitablility, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect to increase our advertising and marketing expenses significantly. As a result, we will need to generate significant additional revenues to achieve and maintain profitability.

OUR QUARTERLY REVENUES AND OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, LEADING TO VOLATILITY IN THE PRICE OF OUR COMMON STOCK.

     Our quarterly revenues and operating results have fluctuated substantially from quarter to quarter. This has resulted in volatility in the price of our common stock. Such fluctuation and volatility may continue in the future.

     We believe that the following factors, among others, could cause our quarterly results to fluctuate significantly:

     o seasonal changes in the demand for mortgage credit, with demand typically peaking during the spring and fall season and declining in the summer and winter;

     o the volume of mortgage loans we fund;

     o the size and timing of our loan sales;

     o our ability to offer competitive mortgage rates;

     o the proportion of mortgage loans we fund that are used to purchase homes as opposed to refinance existing debt;

     o general economic conditions in the United States and economic conditions that particularly affect e-commerce industries; and

     o factors of the sort referred to elsewhere in this "Risk Factors" section.

     Given this fluctuation, we believe period-to-period comparisons of our operating results are not meaningful and our results for any period should not be relied upon as an indication of future performance.

FLUCTUATIONS IN INTEREST RATES COULD ADVERSELY AFFECT OUR BUSINESS.

     An increase in interest rates could also make our loan sales less profitable. The mortgage loan purchase commitment we obtain from a purchaser locks in an interest rate. If interest rates increase after a rate has been quoted to a customer, but before we close on the loan, we may experience a loss.

     Any increase in interest rates will also make it more expensive for us to maintain our lines of credit which we depend on to fund loans. We do not use derivative financial instruments to hedge these risks.

     If interest rates decrease sharply over a short period, customers who have received mortgage commitments from us may refinance with another lender.

WE WILL ORIGINATE AND FUND FEWER MORTGAGE LOANS IF INTEREST RATES RISE.

     In periods of rising interest rates, demand for mortgage loans typically declines. During those periods, we will likely fund fewer mortgage loans and our revenues will decline.

     During periods of rising interest rates demand for mortgages to refinance a home declines more significantly than for new home purchase mortgages. During the year ended December 31, 1998, approximately 38% of the mortgage loans we funded were refinancing mortgages. During the nine months ended September 30, 1999, that percentage declined to approximately 10%.

THE HOME MORTGAGE INCOME TAX DEDUCTION MIGHT BE ELIMINATED, AND IF IT IS, WE COULD LOSE A SUBSTANTIAL PART OF OUR HOME REFINANCING BUSINESS.

     In general, U.S. taxpayers are permitted to deduct interest paid on home mortgage loans from their income taxes. Many of our customers take advantage of the mortgage interest deduction to refinance their homes and use all or part of the proceeds to consolidate consumer and other debts or for home renovation. Members of the U.S. Congress and other government officials have from time to time suggested that the mortgage interest deduction be eliminated, either entirely or in part, based upon borrower income or the type or principal amount of the loan. If the mortgage interest deduction were eliminated, home refinancing would lose its principal advantage over other forms of consumer financing, and we could lose a substantial part of our business.

IF THE FEDERAL PROGRAMS THAT PURCHASE LOANS ARE DISCONTINUED, OR IF ANY CHANGE OCCURS IN OUR ELIGIBILITY TO PARTICIPATE IN THOSE PROGRAMS, IT COULD HARM OUR BUSINESS.

     We fund our mortgage loan operations, in part, by selling our loans to institutional investors. Our ability to make such sales depends upon programs administered by the private corporations Fannie Mae and Freddie Mac and by the Government National Mortgage Association, commonly known as Ginnie Mae. If these programs, or our eligibility to participate in them, were terminated or significantly curtailed, our business could suffer. In addition, the mortgage products offered under these federal programs may change from time to time, and the profitability of specific mortgage products may vary depending on a number of factors, including our cost to originate these products.

THE LOSS OF OUR RELATIONSHIP WITH FANNIE MAE OR ONE OR MORE OF OUR OTHER SIGNIFICANT PROVIDERS OF AUTOMATED UNDERWRITING WOULD HARM OUR BUSINESS.

     We depend on the services offered by public and privately sponsored mortgage investors, including Fannie Mae's Desktop Underwriter (DU), Freddie Mac's Loan Prospector, GMAC/RFC's AssetWise and GE Capital Mortgage's Good Decisions. These services help ensure that our mortgage services can be offered efficiently. We currently have an agreement with Fannie Mae that allows us to use their automated underwriting services and enables us to sell qualified first mortgages to Fannie Mae. During the nine months ended September 30, 1999, approximately 10% of our loans were sold to Fannie Mae. We expect to continue to process a significant portion of our conforming loans using the Fannie Mae system. However, our agreements with Fannie Mae and other mortgage investors can be terminated by either party immediately upon the delivery of a written termination notice. There is a risk that Fannie Mae or other mortgage investors will terminate our relationship. The termination of our agreement with Fannie Mae could hurt our ability to originate loans.

IF WE ARE UNABLE TO MANAGE OUR GROWTH, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

     Our significant growth has placed substantial pressures on our personnel and systems. In order to support this growth, we have added new operating procedures, facilities and personnel. Although we believe this will be sufficient to enable us to meet our growing operating needs, we cannot be certain.

OUR BUSINESS WILL SUFFER IF WE ARE UNABLE TO EXPAND AND PROMOTE OUR BRAND NAME.

     We believe that establishing and maintaining our brand name is an important aspect of our efforts to expand our mortgage lending business. We also believe that brand recognition will become more important if, as we expect, the number of Internet sites grows and barriers to entry remain relatively low. If we fail to adequately promote and maintain our brand name our financial performance may suffer.

IT IS UNCERTAIN WHETHER WE WOULD BE ABLE TO OPERATE SUCCESSFULLY IN THE EVENT OF A DOWNTURN IN THE HOME MORTGAGE MARKET.

     During the last several years the home mortgage market has generally experienced rapid growth. Since January 1999 when we began operating online, it has experienced only rapid growth. It is uncertain whether our Internet-based business would be able to operate successfully in a downturn.

WE MAY NOT BE ABLE TO RECRUIT AND RETAIN THE PERSONNEL WE NEED TO SUCCEED.

     Our future success depends on our continuing ability to attract, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional employees. Competition for such employees is intense, especially in the Internet commerce sector, and we have in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining employees with appropriate qualifications. If we do not succeed in meeting our personnel needs, our business will suffer.

     In particular, we depend on our loan originators to develop relationships with consumers, real estate agents and brokers, builders, and others, and thereby, we believe, generate repeat and referral business. Accordingly, we feel it is important for us to attract, motivate and retain skilled loan originators, and this need will increase as we grow, particularly as we have in the past experienced a high rate of turnover of loan originators. The market for skilled loan originators is highly competitive, and we may be unable to hire and retain a sufficient number of qualified loan originators. Furthermore, competition for qualified loan originators may make it more expensive to hire and retain them.

THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS OR KEY PERSONNEL WOULD LIKELY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

     Our future success depends to a significant extent on our retaining the services of our senior management and other key personnel, particularly our chief executive officer, Edward Capuano, and our president, Jeffrey Skulsky. We have not entered into employment agreements with any of our executives. If we lose the services of our executives or key personnel our business will be harmed. See "Management" for detailed information on our key personnel.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE
COMPETITORS.

     As a marketer of mortgage loans, we face intense competition, primarily from mortgage banking companies, commercial banks, thrift institutions, and finance companies. Many of these competitors are substantially larger than us and have access to more capital and other resources, and have more experience than we do. Furthermore, other large national finance companies and other mortgage bankers may compete with us.

     The market for Internet loan products and services is highly competitive and there are no substantial barriers to entry. We expect that competition will continue to intensify. Many of our Internet competitors have more experience maintaining Internet operations and their brands are better known to consumers. We may not be able to successfully compete in the Internet services market, which would prevent us from effectively meeting our goals. Recent significant entrants into the online mortgage market include E-Loan, Countrywide and iOwn. In addition, some of our competitors in the traditional mortgage business are partnering with Internet portals such as Yahoo, America Online (AOL) and QuickenMortgage.com. See "Business--Competition."

IF WE ARE UNABLE TO MAINTAIN ADEQUATE FINANCING SOURCES, OUR ABILITY TO ORIGINATE AND FUND MORTGAGE LOANS WILL BE IMPAIRED AND OUR REVENUES WILL SUFFER.

     Our ability to fund mortgage loans depends to a large extent upon our ability to secure financing on acceptable terms. We currently fund most of the loans we originate through several large lines of credit known as warehouse lines of credit. These lines of credit are provided by commercial banks or institutional investors. Certain of these arrangements have a one-year term, and others can be cancelled by the lender at any time. If we are not successful in renewing these sources of funding or in arranging new funding on terms as favorable as the terms of our current funding arrangements, we may have to curtail our funding activities, which would reduce our revenue.

IN THE FUTURE WE MAY NEED, AND HAVE DIFFICULTY OBTAINING, ADDITIONAL CAPITAL, AND OUR BUSINESS MAY SUFFER AS A RESULT.

     We currently anticipate that our available cash resources will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next twelve months. We may need to raise additional capital, however, to fund more rapid expansion, to develop new services and enhance existing services, to respond to competitive pressures and to acquire complementary business or technologies. We may not be able to obtain additional financing on terms favorable to us, or at all. If adequate funds are not available or are not available on favorable terms, we may not be able to effectively execute our business plan.

THE LOSS OF KEY PURCHASERS OF OUR LOANS OR A REDUCTION IN PRICES PAID COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We sell substantially all of the mortgages we originate to institutional buyers. Generally, we sell the servicing rights to our loans at the time we sell those loans. During 1998, we sold 100% of our loans to institutional buyers. If these financial institutions or any other significant purchaser of our loans cease to buy our loans or servicing rights and we are unable to quickly find other purchasers, our business would suffer.

     Our business would also suffer if the prices we receive for our loans falls. These prices vary over time and are determined by a number of factors, including:

     o the number of institutions that are willing to buy our loans;

     o the amount of comparable loans available for sale;

     o the levels of prepayments of, or defaults on, loans;

     o the types and volume of loans we sell;

     o the level and volatility of interest rates; and

     o the quality of our loans.

     The prices at which we can sell our mortgage servicing rights also vary over time and may be materially adversely affected by a number of factors, including general supply and demand for mortgage servicing rights and changes in interest rates. In general, servicing rights for high interest rate loans tend to have a lower value than lower interest rate loans because of the greater likelihood that high interest rate loans will be prepaid, or refinanced, more quickly.

IF WE HAVE TO REPURCHASE LOANS, OUR BUSINESS COULD BE HARMED.

     In connection with the sale and exchange of loans, we make customary representations and warranties to mortgage loan purchasers relating to, among other things, compliance with laws and origination practices. In the event we breach any of these representations and warranties, we may be required to repurchase or substitute these mortgage loans and bear subsequent losses on the repurchased loans. We may also be required to indemnify mortgage loan purchasers for these losses and claims with respect to mortgage loans for which there was a breach of representations and warranties. There is a risk that we will not have sufficient funds to repurchase loans upon demand or that such repurchases will harm our business.

OUR CHIEF EXECUTIVE OFFICER WILL BE ABLE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS.


     Our Chief Executive Officer, Mr. Capuano, owns approximately 56.5% of our outstanding common stock. Accordingly, Mr. Capuano has significant control over our affairs and the outcome of all matters requiring stockholder approval, including:


     o the election and removal of directors;

     o amendments to our charter; and

     o approval of significant corporate transactions, such as a proposed merger or acquisition of our assets.

     For a more detailed description of Mr. Capuano's ownership of common stock, please see the "Principal Stockholders" section of this prospectus.

WE RELY ON OTHERS TO DEVELOP AND MAINTAIN INDUSTRY-STANDARD SOFTWARE, WHICH MAY INCREASE THE RISK OF INTERRUPTIONS OR SLOWDOWNS IN OUR BUSINESS.

     Our products and services rely on software licensed to us. In addition, the third party software currently used in our products and the delivery of our services may become obsolete or incompatible with the products and services we offer in the future. However, if we have to replace that software, certain aspects of our business could suffer during the replacement period. We believe there are other sources for most of the specialized software we use and that we could replicate the functionality of this software.

IF INTERNET USAGE BY HOME-BUYERS AND MORTGAGE APPLICANTS GROWS SLOWER THAN ANTICIPATED OR DECLINES, WE WILL GENERATE FEWER LOANS ONLINE THAN WE EXPECT.

     Our business may be adversely affected if Internet use by consumers, particularly home buyers, stops growing or declines. A number of factors may inhibit consumers from using the Internet. These include security concerns, inconsistent quality of service and a lack of cost-effective high-speed service.

IF THE INTERNET'S INFRASTRUCTURE IS NOT ABLE TO SUPPORT INCREASED CONSUMER USE, THE GROWTH OF OUR ONLINE MORTGAGE LOANS MAY SUFFER.

     If Internet use grows, the Internet's infrastructure may not be able to support the demands placed on it by consumers and its performance and reliability may decline. For example, many websites have experienced service interruptions as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays occur frequently in the future, use of the Internet, as well as use of our website, could grow more slowly or decline which may reduce the amount of loans we generate online.

CHANGES IN GOVERNMENTAL REGULATION AND TAXATION OF THE INTERNET COULD INCREASE OUR COST OF DOING BUSINESS OR OTHERWISE HURT OUR FINANCIAL PERFORMANCE.

     While we are subject to regulations applicable to mortgage lenders and businesses generally, our Internet operations are not currently subject to direct regulation by any U.S. or other government agency. New laws may, however, be adopted that could decrease the demand for our services and might increase our cost of doing business.

     A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may result in the enactment of laws concerning various aspects of the Internet including online content, user privacy, access charges and liability for third-party actions. These laws could harm our business.

     In addition, the tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could result in Internet activities, including the sale of goods and services, being taxed. The U.S. Congress recently passed the Internet Tax Information Act, which places a three-year moratorium on new state and local taxes on Internet commerce. However, future laws may be enacted that change the federal, state or local tax treatment of the Internet in a way that is detrimental to our business.

     Some local telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the cost of communicating on the Internet could increase, and this could decrease the demand for our services and increase our cost of doing business.

IF WE ARE UNABLE TO SAFEGUARD THE SECURITY AND PRIVACY OF OUR CUSTOMERS' FINANCIAL DATA, WE MAY BE LIABLE.

     We receive confidential customer information over public networks and retain that information as part of our Internet operations. We rely on encryption and authentication technology licensed from third parties to keep this information confidential, but advances in computer capabilities or other developments may result in a breach in our Internet security.

     We also retain documents on our premises, containing confidential customer information. While we have appropriate security measures in place to maintain the confidentiality of these documents, it is possible that documents may be disclosed, through theft or otherwise.

     If anyone were to misappropriate a customer's confidential data, whether over the Internet or from our premises, that customer may bring a legal claim against us. Any breach of security could also damage our reputation and deter potential customers from doing business with us.

IN PROCESSING LOANS, WE RELY UPON PROVIDERS OF UNDERWRITING SERVICES.

     In processing loans, we rely on other companies to perform services related to the loan underwriting process, including appraisals, credit reporting and title searches. Any interruptions or delays in the provision of these services may cause delays in the processing and closing of loans for our customers, which could result in increased customer dissatisfaction.

IF OUR INTERNAL SYSTEMS, OR THE INTERNAL SYSTEMS OF OUR SUPPLIERS, ARE NOT YEAR 2000 COMPLIANT, OUR BUSINESS COULD BE SERIOUSLY DISRUPTED.

     We believe that each of our software systems on a stand-alone basis is currently year 2000 compliant. We rely, however, on software components acquired from suppliers, and these components may not be year 2000 compliant. Although we have received assurances from our suppliers that they are year 2000 compliant, we do not independently verify their year 2000 compliance. For more information on how we are addressing the year 2000 problem, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

OUR HARDWARE SYSTEMS COULD FAIL OR BE DISRUPTED.

     Our communications hardware and certain of our other computer hardware operations are located at our branch offices. The hardware for our internal loan and product database as well as our loan processing operations is maintained in each branch office. Fires, floods, power losses, telecommunications failures, break-ins and similar events could damage these systems. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect our website. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures or interruptions in our systems. Consequently, our business could suffer if our systems were affected by any of these problems.

WE MAY BE UNABLE TO ADAPT TO THE RAPID TECHNOLOGICAL CHANGE THAT CHARACTERIZES OUR INDUSTRY.

     Our future success will depend on our ability to rapidly incorporate changing technologies into the services we provide. Adapting to technological change can pose considerable challenges. If we are unable to adapt effectively to technological changes, we may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. In addition, enhancements of our products and services must meet the requirements of our current and potential customers and must be accepted by our market.

ANY ACQUISITIONS THAT WE UNDERTAKE COULD BE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS AND DILUTE STOCKHOLDER VALUE.

     We have in the past acquired or invested in complementary businesses, technologies, services or products. We anticipate that we will continue to do so. While we make every effort to handle such acquisitions and investments in an efficient manner, they could disrupt our ongoing business, distract our management and employees and increase our expenses. For example, if we acquire a company, we could have difficulty in assimilating that company's personnel, operations, technology and software, and that company's key personnel of the acquired company may decide not to work for us. Additionally, we may decide to pay for any future acquisitions by issuing shares of common stock or debt or equity securities convertible into shares of common stock. This would result in dilution of your investment.

IF WE ARE UNABLE TO COMPLY WITH MORTGAGE BANKING RULES AND REGULATIONS, OUR ABILITY TO ORIGINATE AND FUND MORTGAGE LOANS MAY BE RESTRICTED.

     Our mortgage banking business is subject to the rules and regulations of various federal, state and local regulatory agencies in connection with originating, processing, underwriting and selling mortgage loans. These rules and regulations, among other things, impose licensing obligations on us, prohibit discrimination, establish underwriting guidelines and mandate disclosures and notices to borrowers. We also are required to comply with each regulatory entity's financial requirements. If we do not comply with these rules, regulations and requirements, the regulatory agencies may restrict our ability to originate and fund mortgage loans. See "Business--Governmental Regulation" for additional information on the regulations to which we are subject.

BECAUSE A HIGH CONCENTRATION OF OUR BUSINESS IS IN NEW YORK STATE, WE ARE PARTICULARLY VULNERABLE TO ECONOMIC AND OTHER FACTORS AFFECTING NEW YORK STATE.

     Approximately 45% of the principal amount of the mortgages we originated in 1998 were located in New York state and approximately 40% during the nine months ended September 30, 1999 were located in New York state. Although we are licensed or registered in 46 states and continue to expand into other markets, we expect that New York state will continue to provide a substantial portion of our loan origination activity. Consequently, we are largely dependent upon general trends in the New York economy and its residential real estate market. In particular, if the real estate market in New York state experiences an overall decline in property values, we will fund fewer refinancings, which will harm our business.

SHARES OF INTERNET COMPANIES HAVE BEEN PARTICULARLY SUSCEPTIBLE TO EXTREME PRICE AND VOLUME FLUCTUATIONS.

     The trading prices of Internet and e-commerce stocks have recently experienced extreme price and volume fluctuations. These fluctuations often appear to be unrelated or disproportionate to the operating performance of the companies in question. The valuations of many Internet and e-commerce stocks are extraordinarily high based on conventional valuation standards such as price-to-earnings and price-to-sales ratios. These trading prices and valuations may not be sustained. Any determination by investors that Internet or e-commerce companies are less attractive investments could depress our stock price regardless of our results.

     In the past, securities class action litigation often has been brought against companies following declines in the market price of their securities. If litigation of this type were brought against us, it could be very costly and could divert management's attention and resources from our business plan.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information included in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This information may be subject to factors that may cause our actual results to be materially different from future results expressed or implied by any forward-looking statements. These factors include the risks described in "Risk Factors." Forward-looking statements involve assumptions and describe our future plans, strategies and expectations, and you can generally identify them by their use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or similar terminology.

                                USE OF PROCEEDS


     We will not receive any of the proceeds from the sale of shares of common stock owned by the selling security holders, although we would receive approximately $1,639,500 if all of the warrants were exercised by the selling security holders. All proceeds from the sales of shares of common stock owned by the selling security holders will be for their own accounts. See "Selling Security Holders."


                                DIVIDEND POLICY

     We have never paid or declared a dividend on our common stock. We anticipate that for the foreseeable future we will retain all future earnings for use in our business.

                          PRICE RANGE OF COMMON STOCK

     Our common stock is listed under the symbol "AOP" on the American Stock Exchange.

     The following table shows, for the quarters indicated, the reported high and low bid prices of our common stock while traded on the OTC Bulletin Board through September 3, 1999 and the high and low sale prices of our common stock since it began trading on the American Stock Exchange on September 7, 1999:

                                                                                                     COMMON STOCK
                                                                                                    HIGH      LOW
                                                                                                    -----    -----
1997
     Quarter ended June 30, 1997 (from May 5, 1997)..............................................   $7.74    $3.00
     Quarter ended September 30, 1997............................................................    7.00     2.75
     Quarter ended December 31, 1997.............................................................    3.93     2.25
1998
     Quarter ended March 31, 1998................................................................    4.50     3.00
     Quarter ended June 30, 1998.................................................................    4.06     1.06
     Quarter ended September 30, 1998............................................................    1.50      .63
     Quarter ended December 31, 1998.............................................................    3.06      .60
1999
     Quarter ended March 31, 1999................................................................    2.00      .81
     Quarter ended June 30, 1999.................................................................    5.50      .84
     Quarter ended September 30, 1999
       From July 1 to September 3................................................................    3.44     1.81
       From September 7 to September 30..........................................................    4.00     2.50
     Quarter ended December 31, 1999 (through December 20, 1999).................................    3.25     1.25

     From May 5, 1997 to September 3, 1999, our common stock was listed on the OTC Bulletin Board under the symbol "IMNF." On September 7, 1999, our common stock began trading on the American Stock Exchange and we changed our symbol to "AOP."

     On December 20, 1999, the last reported sale price of our common stock on the American Stock Exchange was $1.25.

     On December 20, 1999, there were 4,257 holders of record of our common stock.

                                 CAPITALIZATION

     The following table sets forth as of September 30, 1999 our historical consolidated capitalization. You should read this table in conjunction with our consolidated financial statements and related notes and other financial data included elsewhere or incorporated by reference in this prospectus. See "Selected Historical Financial and Other Data" and the Financial Statements attached hereto.

                                                                             SEPTEMBER 30, 1999
                                                                             ------------------
                                                                                 ACTUAL
Long-Term Debt:
Current maturities of long-term debt......................................      $ 16,058,320
Long-term debt............................................................           346,819
                                                                                ------------
  Total long-term debt....................................................        16,405,139
                                                                                ------------

Stockholders' Equity:
  Preferred stock--authorized 5,000,000 shares, $.001 par value per share,
     issued and outstanding 5,000 shares..................................                 5
  Common stock--authorized 45,000,000 shares, $.001 par value per share, issued and outstanding
     31,107,782...........................................................            31,108
  Paid-in capital.........................................................        23,254,713
  Stock subscriptions receivable..........................................        (5,916,100)
  Unrealized gain on available-for-sale securities........................           564,294
  Accumulated deficit.....................................................        (3,333,520)
                                                                                ------------
     Total stockholders' equity...........................................        14,600,500
                                                                                ------------
     Total capitalization.................................................      $ 31,005,639
                                                                                ------------
                                                                                ------------

------------------
(1) The number of shares of common stock issued and outstanding excludes: (i) 1,908,000 shares of common stock issuable upon the exercise of outstanding options and warrants, and (ii) shares of common stock issuable upon the conversion of the Series E Preferred Stock.

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

     The following selected historical financial and other data have been derived from our consolidated financial statements. Our financial statements for the years ended December 31, 1996, 1997 and 1998 have been audited by Werblin, Casuccio & Moses, P.C., independent auditors. Those financial statements and Werblin, Casuccio & Moses, P.C.'s report on those financial statements are included in this prospectus and the information below for those periods is qualified by reference to their report. The financial statements for the nine month periods ended September 30, 1998 and 1999 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements. In our opinion, all adjustments of a normal recurring nature which are necessary to present a fair statement of the results for the interim periods have been made. The unaudited results of operations for the interim periods are not necessarily indicative of the results for the full year or any future period.

                                                                                         NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                         ----------------------------------------    --------------------------
                                          1996(1)         1997           1998           1998           1999
                                         ----------    -----------    -----------    -----------    -----------
STATEMENT OF OPERATIONS DATA:
Revenues..............................   $5,995,131    $12,787,797    $36,400,605    $22,957,083    $27,052,732
Expenses..............................    6,777,757     13,757,793     35,613,308     21,800,426     30,238,537
                                         ----------    -----------    -----------    -----------    -----------
Income (loss).........................     (782,626)      (969,996)       787,297      1,156,657     (3,185,805)
Net income (loss).....................       61,287       (997,995)       337,461        768,778     (2,590,965)
Preferred dividends paid..............            0              0         63,231              0              0
                                         ----------    -----------    -----------    -----------    -----------
  Net income (loss) available to
     common stockholders..............   $   61,287    ($  997,995)   $   274,230    $   768,778    ($2,590,965)
                                         ----------    -----------    -----------    -----------    -----------
                                         ----------    -----------    -----------    -----------    -----------
  Basic and diluted net income (loss)
     per share........................                 $     (0.10)   $      0.01    $      0.03          (0.09)
  Weighted average number of shares
     outstanding......................                  30,562,402     29,139,093     29,430,831     29,991,080

                                                                         DECEMBER 31,           SEPTEMBER 30, 1999
                                                                  --------------------------    ------------------
                                                                     1997           1998            ACTUAL
                                                                  -----------    -----------    ------------------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents......................................   $ 2,027,738    $ 4,446,542       $  3,199,116
Total assets...................................................    67,842,810    108,145,407        121,343,504
Total liabilities..............................................    56,920,846     94,175,263        106,743,004
Total stockholders' equity.....................................    10,921,964     13,970,144         14,600,500

------------------
(1) Reflects results of Donald Henig, Inc. the predecessor of Island Mortgage Network.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. See "Special Note Regarding Forward-Looking Statements."

OVERVIEW

     We are a nationwide provider of mortgage banking and brokerage services both online through our website and through our 57 branch offices located in 20 states. We offer our services directly to borrowers, as well as to other businesses. We utilize our technology to support the origination, processing, underwriting, closing and secondary marketing of mortgage loans.

     We intend to continue to expand our traditional mortgage business through internal growth and the acquisition of complementary businesses. In January 1999, we expanded our operations into the Internet market and created the Internet web address www.AppOnline.com. We intend to use the Internet to expand our geographic reach to the entire United States. Since then we have invested significant resources in developing, marketing and expanding our Internet operation. For the nine months ended September 30, 1999, we originated approximately $110,000,000 in mortgage loans through the Internet. To better reflect the shift towards expanding and marketing our Internet business, we changed our corporate name to AppOnline.com, Inc. in May 1999. We believe this name more accurately reflects the focus of our business.

     We earn fees, or "points" on loans that we originate directly from borrowers or through one of our business clients. We sell all loans that we fund and the associated servicing rights to institutional investors in the secondary market. In doing so we realize gains or losses equal to the difference between the amount we funded and the price at which we sold the loan. Typically, for any given loan, at the time we lock in the interest rate that the borrower will pay we obtain a commitment from institutional investors to buy that loan.

     We provide other services, including loan underwriting and processing and obtaining appraisals and credit reports, for which borrowers pay at closing. These fees are offset against amounts we pay vendors for some of these services.

     We pay interest at short-term interest rates on money we borrow to fund the loans we make to our customers, whereas we generally charge the borrower on that loan interest at intermediate-term interest rates. We generate net interest income on any given mortgage loan if the intermediate-term interest rate charged the borrower is higher than the short-term interest rate we are charged under our financing arrangements. Conversely, we experience a net interest loss if the short-term interest rate under our financing arrangements is higher than the intermediate-term interest rate charged the borrower. We try to sell loans in the secondary market as soon as possible after closing, particularly during periods when intermediate-term rates are equal to, or only slightly higher than, short-term interest rates. The interest we earn on the loans we fund is recorded in our financial statements under "Interest income," and the interest we pay under our warehouse lines of credit is recorded in our financial statements under "Interest expense."

     For the nine months ended September 30, 1999, we experienced a loss of $2,590,965 and have an accumulated deficit of $3,333,520. These net losses and accumulated deficit resulted from our investment in technology infrastructure and personnel in anticipation of an increase in loan volumes processed through our website. We hired 70 additional Internet personnel and opened 2 new data centers during the third quarter of 1999. We do not expect to return to profitability for at least eighteen months. To return to profitability we plan, among other things, to do the following:

     o reduce our costs per loan by achieving economies of scale through higher volume;

     o increase the automation of the loan process; and

     o improve the terms under which we sell loans in the secondary market.

     We plan to strengthen our brand position and utilize our technology infrastructure to increase our loan production volume. Accordingly, we intend to invest heavily in marketing and advertising, new partnerships and strategic alliances and our technology infrastructure.

     We anticipate that we will continue to experience losses similar to or greater than those described above during the next eighteen months. Significant increases in our advertising and marketing campaign will contribute to such loss. We believe that this program is necessary to build brand recognition. We anticipate that when we have completed the development of our Internet operations, we will incur lower costs originating mortgages through our website than through traditional means. We expect the combination of increased volume and lower costs to lead to profitability. We believe that our Internet operations represent a key element of our future and that we can become a leading online mortgage banker.

     Although our revenue has grown significantly in recent quarters, we cannot assure you that we will be able to sustain revenue growth or return to and maintain profitability. Even if we were to return to profitability, we expect material fluctuations in quarterly revenue and earnings to result from a number of factors. See "Risk Factors." As a result, we do not believe that our historical results are necessarily indicative of results to be expected in any future period.

RESULTS OF OPERATIONS--NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 VS. SEPTEMBER 30, 1998

     Total revenues for the nine months ended September 30, 1999, increased to $27,052,732 from $22,957,083 for the same period in 1998, an increase of 18%. The total dollar volume of loans closed for the nine months ended September 30, 1999 has increased by $123,291,000, or 26.9%. The increase in loan volume differed from the revenue increase because the amount of refinancing loans has decreased as a result of rising interest rates, while the amount of loans originated on the Internet has expanded rapidly.

     Total general and administrative expenses for the nine months ended September 30, 1999, increased to $11,373,312 as compared to $6,597,642 for the same period in 1998, an increase of 72%. We attribute this significant increase primarily to additional costs associated with entry into the Internet market, including the hiring of additional personnel, and investment in technology and infrastructure.

     Total interest expense for the nine months ended September 30, 1999, increased to $4,286,020 as compared to $3,796,929 for the same period in 1998, an increase of 13%. This increase is due to the fluctuation in the average balance of the warehouse lines of credit, as well as an increase in the average duration of the balance.

     Total field and direct expenses for the nine months ended September 30, 1999, increased to $13,622,280 as compared to $10,881,871 for the same period in 1998, an increase of 25%. This increase is greater than the increase in total revenues due to additional costs related to several recent acquisitions, as well as costs associated with entry into the Internet market, including an advertising and marketing campaign.

     We incurred a net loss for the nine months ended September 30, 1999 of $2,590,965 as compared to a net income of $768,778 for the same period in 1998. We attribute the significant decrease primarily to costs associated with our entry into the Internet market, which were not all offset by the increase in revenue.

RESULTS OF OPERATIONS--THREE MONTH PERIOD ENDED SEPTEMBER 30, 1999 VS. SEPTEMBER 30, 1998

     Total revenues for the three months ended September 30, 1999, decreased to $8,517,379 from $10,011,388 for the same period in 1998, a decrease of 15%. The total dollar volume of loans closed for the three months ended September 30, 1999 increased by $23,297,000, or 13.6%. The increase in loan volume did not translate into a similar increase in revenues because the amount of refinancing loans has decreased as a result of rising interest rates, while the amount of loans originated on the Internet has expanded rapidly.

     Total general and administrative expenses for the three months ended September 30, 1999, increased to $4,904,636 as compared to $2,848,678 for the same period in 1998, an increase of 72%. We attribute this significant increase primarily to additional technology infrastructure and personnel costs associated with our increased Internet operations.

     Total interest expense for the three months ended September 30, 1999 increased to $1,666,202 as compared to $1,586,844 for the same period in 1998, an increase of 5%. This increase is due to the fluctuation in the average balance of the warehouse lines of credit, as well as the average duration of the balance before being repaid.

     Total field and direct expenses for the three months ended September 30, 1999, increased to $5,279,502 as compared to $4,698,488 for the same period in 1998, an increase of 12%. This increase is due to additional costs related to several recent acquisitions, as well as costs associated with our increased Internet operations.

     We incurred a net loss for the three months ended September 30, 1999 of $2,908,988 as compared to a net income of $364,233 for the same period in 1998. We attribute the significant decrease primarily to additional costs associated with entry into the Internet market, while revenue decreased for the three months ended September 30, 1999 as compared to the same period in 1998.

RESULTS OF OPERATIONS--DECEMBER 31, 1998 VS. DECEMBER 31, 1997

     Total operating income increased to $36,400,605 from $12,787,797 in the previous year. The increase of 185% was a result of increased market penetration through both internal growth and acquisitions.

     Total operating expenses increased to $35,613,308 from $13,757,793 in the previous year. This increase of 159% was a direct result of our expanded operation and corresponding increase in revenues. Total operating expenses as a percentage of total operating income decreased to 98% from 108% in the previous year. This reflects management's efforts to control costs and the successful integration of our recent acquisitions.

     We had income from operations of $787,297 versus a loss from operations of $969,996 in the previous year.

     Our income taxes increased from $27,999 to $449,836 as a result of the increase in income from operations.

     As a result of the above factors, we had a net income of $337,461 in the year ended December 31, 1998 versus a loss of $997,995 in the previous year.

LIQUIDITY AND CAPITAL RESOURCES

     We believe that current operations will provide adequate cash flow to meet current obligations. As of September 30, 1999, our capital resources consisted of $3,199,116 in cash, $7,523,106 in points and fees receivable and investments of $7,792,149 and revolving lines of credit of $165 million, $140 million of which was outstanding. In addition, in October 1999, we issued 2,000 shares of preferred stock for gross proceeds of $2,000,000. We believe that these resources give us adequate working capital for the next twelve months.

YEAR 2000 COMPLIANCE

     Much computer software was originally written using only two digits rather than four digits to represent the year in a date field, and therefore may interpret a year ending in "00" to be the year 1900 rather than the year 2000. This could cause system failure or miscalculations causing the disruption of operations.

     We believe that our internal computer hardware and software systems will function properly with respect to dates in the year 2000 and beyond. Having assessed the potential consequences to us of the year 2000 issue, we do not expect that it will cause us to incur significant costs.

     We have not investigated whether our embedded systems, such as our electrical, heating or telephone systems, are year 2000 compliant. We expect, however, that our business would not experience any significant long-term harm even if any of these systems were to prove not to be 2000 compliant.

     There is, however, general uncertainty regarding the year 2000 issue and its effect on the overall business environment. We cannot currently determine whether the year 2000 issue will disrupt the U.S. economy or business infrastructure sufficiently to harm our business.

IMPACT OF INFLATION

     Inflation has not had any significant effect on our operating costs.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June, 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. The statement establishes accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at fair value. The statement requires that changes in a derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000; however, it may be adopted earlier. It cannot be applied retroactively to financial statements of prior periods. Management believes that the adoption of SFAS No. 133 will not impact the company's consolidated financial statements.

     In October, 1998, the Financial Accounting Standards Board ("FASB") issued statement of financial accounting standards ("SFAS") No. 134, accounting for mortgage--backed securities retained after the securitization of mortgage loans held for sale by a mortgage banking enterprise. SFAS No. 134 amends SFAS
No. 65, Accounting for Certain Mortgage Banking Activities, to require that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. This Statement also conforms the subsequent accounting for securities retained after the securitization of mortgage loans by a mortgage banking enterprise with the subsequent accounting for securities retained after the securitization of other types of assets by a nonmortgage banking enterprise. SFAS No. 134 is effective for the first fiscal quarter beginning after December 15, 1998; however, earlier application is encouraged and is permitted as of the issuance of this statement. Management believes that the adoption of SFAS No. 134 will not impact the company's consolidated financial statements.

                                    BUSINESS

APPONLINE.COM

     We are a nationwide provider of mortgage banking and brokerage services through our website at www.AppOnline.com. We also offer our services through our 57 branch offices located in 20 states. Our business operations consist of the generation of mortgage loan applications, underwriting, closing and secondary marketing of mortgage loans. Our products and services include consumer loans, secondary loan sales, private labeling and co-branding of our products and technologies to other financial institutions.

     Private labeling involves offering both our online and offline technology and services to other mortgage originators for them to use under their name. Co-branding generally involves placing our name on a marketing partner's website to provide our mortgage services in addition to our marketing partner's services.

     We have developed customized technology to enable us to quickly and efficiently process each of our loans, regardless of whether the application originates over the Internet or from a traditional in-person visit to one of our branch offices. When customers access our website they may search and select from a wide variety of mortgage products, apply for a mortgage, and track the status of their application.

     Our financial institution clients can improve the effectiveness of their current services, and offer new services, through private label and co-branded websites that offer access to our underlying mortgage processing technology. In both our direct-to-consumer mortgage banking business or in support of our business clients, we use our state-of-the-art technology to make the mortgage lending process more efficient.

     We believe that many consumers are dissatisfied with the traditional mortgage lending process. They find it slow and have difficulty obtaining information and monitoring the status of loan applications. Our Internet technology significantly reduces these problems by offering a simpler, faster and less expensive way to obtain a mortgage loan. We provide online applicants a preliminary decision on their application within one hour and respond to traditional applicants within one day. Our customers are able to monitor the status of their loan via our website where they can also find information intended to make the process more understandable. We believe that this Internet-based process gives us an advantage over traditional mortgage lenders, because we can offer borrowers a more satisfying and less frustrating mortgage experience.

     For the first nine months of 1999, we funded and closed mortgage loans with a total principal amount of approximately $585,000,000. Of these, approximately $110,000,000 resulted from applications submitted over the Internet. We have been offering loans on our website since December 1998.

     Since 1997, we have expanded our business primarily by acquiring small independent mortgage banking and brokerage firms. To date we have acquired 24 companies. We intend to continue to acquire businesses that complement our traditional and online mortgage business.

     We continually evaluate potential acquisitions, although we are not currently committed to purchase any companies.

MORTGAGE INDUSTRY OVERVIEW

     The U.S. residential mortgage market is a substantial and growing part of the U.S. economy. According to the Mortgage Bankers Association, in 1998 U.S. consumer mortgage debt exceeded $4.3 trillion and loan origination volume reached a record high of $1.5 trillion, compared to $834 billion of mortgage origination in 1997. The residential mortgage market is fragmented, with the largest mortgage lender, Norwest Mortgage, accounting for only 7.7% of funded loans in 1998.

     In 1998, mortgage brokers arranged approximately 70% of all mortgages. These small, local businesses typically act as middlemen, do not approve or fund loans, have inefficient processing systems and generally lack the technology required to quickly determine borrower eligibility or to search and analyze available mortgage products to select the best match for a customer.

     The traditional mortgage process is paper intensive, generally requires at least three weeks to complete, and involves the following steps:

     o Meeting with lender or broker to complete the lengthy paper application;

     o Gathering extensive supporting documentation for the application;

     o Entering the application information/data into the broker's or lender's processing system;

     o Ordering appraisals, title and credit reports and verifying deposit and other facts;

     o Submitting the paper loan file to an underwriter to determine loan eligibility;

     o Receiving conditions to approval of loan by the underwriter;

     o Collecting additional information and complying with the conditions;

     o Resubmitting the revised paper file for approval;

     o Preparing loan documents and closing instructions;

     o Reviewing and approving the loan for funding; and

     o Closing the transaction.

     This process tends to be costly, time-consuming, complex and intimidating to many borrowers. We believe it leaves borrowers:

     o Uncertain that they are receiving complete and unbiased advice;

     o Skeptical about the availability of quoted rates;

     o Intimidated by the number, complexity and variety of mortgage products;

     o Pressured to commit to a mortgage before that have fully learned about the process and their options;

     o Aggravated by the overall cost and the multiple fees they must pay; and

     o Frustrated by the substantial time and energy required by the process.

INTERNET INDUSTRY OVERVIEW

     The Internet provides companies additional channels to reach customers along with the means to transact business with them more efficiently and cost-effectively than through the traditional business channels. In addition, the Internet gives companies the flexibility to adjust product features, presentations and prices in response to competition. Consumers benefit from greater convenience, wider access to information about available products and services, ease of use, more choices and often lower prices.

     According to Forrester Research, the market for online mortgages is expected to grow from an estimated $18.7 billion in 1999 to over $91.2 billion in 2003. This represents an increase in online usage of the existing market from 1.5% in 1999 to 9.6% in 2003. Mortgage origination is a business well suited to an Internet-based distribution model for a number of reasons, including:

     o Mortgages need no physical delivery or warehousing;

     o Complex mortgage products can be presented in a simplified format using graphic and dynamic, real-time presentations, explaining terminology and providing access to detailed supporting information;

     o Borrowers can send data through a website, allowing quick and automated underwriting and streamlined overall processing; and

     o There is no need for costly local offices, brokers or the expensive fee structure associated with the traditional distribution model.

     Given the inefficiency and consumer frustration present in the traditional mortgage origination process, we believe there exists a significant market opportunity for a centralized, globally accessible and easy-to-use online mortgage banking service with:

     o A broad selection of loan products and features;

     o Compelling value based upon saving borrowers' money, time and effort; and

     o An easy-to-use, complete service.

OUR STRATEGY

     Our objective is to become the preferred mortgage banker for consumers and industry partners both on the Internet and through our traditional business. We intend to do this by efficiently using our technology and the Internet to originate mortgage loans and to enable our private label and co-branding partners to do the same. Our technology provides more efficient processing of loans and better access to data, resulting in a simpler and less costly overall borrowing experience. We use this technology to process all of our loans whether paper-based, Internet-based or with our business clients. Because personalized questions and concerns characterize many mortgage applications, we emphasize user friendliness in our website and customer service with our in-person loan consultants. Key elements of our strategy include:

     o Establishing and enhancing consumer awareness of our brand;

     o Expanding our ability to serve borrowers and business partners;

     o Increasing our core consumer mortgage business;

     o Addressing underserved markets;

     o Pursuing additional channels of distribution and sources of revenue; and

     o Expanding the geographic reach of our business.

     We intend to use the Internet to specifically address the aspects of the traditional mortgage process most frequently cited as frustrating and inconvenient. To date, few mortgage loan originators have capitalized on the opportunities offered by the Internet. We believe that the majority of mortgage originators use the Internet as an advertising medium (or "online brochure") merely to provide product and contact information. Those mortgage lenders that do offer online applications often encounter difficulty integrating their Internet applications with the underlying systems used to process, underwrite, track and close the mortgage loans.

     Our strategy is to maximize the potential of Internet-based mortgage origination by providing borrowers with:

     o Numerous ways to learn about and apply for mortgage loans;

     o Rapid loan application and pre-qualification processes;

     o Wide choice of loan products and rates;

     o Variety of loan evaluation tools and resources;

     o Reduced transaction costs; and

     o Continuous monitoring capability from application through closing.

     We believe that the ability to deliver these advantages to consumers will provide us with a significant competitive advantage.

OUR SOLUTION

     Internet Technology. Our Internet technology is a customized blend of leading industry software and supporting technology. We use it to maximize efficiency in the mortgage lending process, whether serving consumers directly, or supporting the mortgage operations of our business clients, such as mortgage bankers, brokers, financial institutions, realtors and homebuilders. These efficiencies lead to a more satisfying and less frustrating mortgage experience for borrowers due to benefits from:

     o Convenient access to the mortgage lending process through the Internet, telephone or in person at a nearby location;

     o Comprehensive selection from an interactive suite of mortgage products and services;

     o Easy-to-use service with value-added features;

     o Significant customer savings;

     o Personalized products and services tailored to individual needs;

     o Faster applications and pre-qualifications;

     o Interest rate locks; and

     o Ongoing monitoring of loan status.

     Our loan processing software and Internet solution provide a tight and seamless integration with the backend processing of the mortgage application from "click to close." We use our website to educate, communicate and motivate potential borrowers to complete a mortgage application for our services. We believe we have built a website which is user-friendly, easy-to-navigate and educational. Throughout the mortgage process, borrowers are supported by expert customer service representatives either online or in person at our branch offices. When we process, underwrite and fund mortgage loans for our mortgage banking operations, borrowers have continual and convenient access through the Internet and can monitor the status of their applications throughout the process.

     Marketing and Advertising. Our core marketing strategy objectives are to establish AppOnline as a dominant Internet mortgage lender and to drive business to our websites. We selected Benenson Janson, a nationally recognized advertising agency, to develop our advertising campaign. We have launched an advertising campaign that focuses on radio, print and broadcast advertising as well as online advertising. Our campaign targets:

TRADITIONAL MEDIA:                                  INTERNET MEDIA:
  o National business publications                    o General interest portal websites
  o Daily regional newspapers                         o Industry specific portal websites
  o General consumer publications                     o Content providers
  o High tech business publications                   o Personal finance websites
  o Online publications
  o Advertising and brand publications
  o Broadcast television
  o News wire services

     Distribution Channels. We use multiple channels of distribution to strengthen and expand our competitive position in both Internet and traditional mortgage banking. Our distribution strategy includes direct-to-consumer channels and business-to-business partnerships. Our business partnerships, both co-branded and private label, make the AppOnline residential mortgage loan solution available to financial institutions with a desire to offer their clients a more complete financial services package by introducing mortgages via the Internet. We currently market the AppOnline.com solution through the following distribution channels:

BRAND NAMES                                       CO-BRANDED WEBSITES                   PRIVATE LABEL WEBSITE
  o AppOnline. com                                  o DigitalCity.com                     o E-Profile.com
  o Island Mortgage Network                         o Moving.com
  o First Equities Commercial Corp.                 o NewHomesDirect.com
  o Reliance Mortgage Network                       o BuyOwner.com
                                                    o House-Hunting.com
                                                    o CyberBills.com
                                                    o WealthHound.com
                                                    o IndiaServer.com
                                                    o sbn.com

     We will continue to seek agreements to enhance our visibility and increase the scope and volume of our Internet operations. We desire both portals (such as Yahoo, AOL, Lycos, AltaVista, HotBot, Go, excite, etc.) and content providers (such as CNN or Bloomberg) as strategic partners among high-traffic general websites.

     Brandnames. Our direct-to-consumer distribution channels include our website at www.AppOnline.com and our loan consultants using our customized software in our branch offices, under the AppOnline.com, Island Mortgage Network, First Equities Commercial Corp. and Reliance Mortgage Network names.

     Co-Branded Websites. We currently originate loans through the following co-branding arrangements. Co-branding involves placing the AppOnline name on our marketing partner's brand name on a website, where we provide mortgage services in addition with our marketing partner's offered services. We currently appear on the following websites:

     o DigitalCity.com--In October 1999, we entered into a marketing agreement with America Online's "Digital City" feature. This is a regionalized consumer information site which reaches an estimated 4.5 million consumers per month spread across 60 metropolitan markets nationwide. We provide users with mortgage evaluation tools and buying tips, and receive featured placement of our services on the site.

     o Moving.com--This is a website designed to assist the 41 million Americans moving their homes each year. The site specializes in providing information about every stage of the moving process.

     o NewHomesDirect.com--This website provides listings of new homes across the U.S. Users can search qualified lists submitted by realtors, developers, brokers or publishers by state or metropolitan area. We are the exclusive mortgage provider.

     o BuyOwner.com--This website lists homes for sale directly by the seller, and includes a system matching prospective buyers and sellers. We currently offer mortgages in southern Florida and Georgia for the service.

     o House-Hunting.com--A real estate website where agents and brokers across the United States manage properties online. Participants have the ability to update their personal and property information themselves. We are the exclusive mortgage provider for the website.

     o CyberBills.com--This is a consumer bill consolidation and payment service, with all aspects of the process conducted online. In addition to providing mortgage services to cyberbills' users, we offer the website's automatic bill payment services to our mortgage customers.

     o WealthHound.com--Web portal focusing on personal finance. The website provides in-depth information and analysis of financial and company information, financial products and market data. We are the exclusive mortgage provider for this website.

     o IndiaServer.com--This is the leading South Asian community website, and we are its exclusive mortgage provider, delivering information on all aspects of the home buying process.

     o sbn.com--The Superior Business Network offers online yellow pages on a localized basis for U.S. cities. It provides faster and easier searching capabilities for local services. We are the premier mortgage provider for all U.S. area codes for the SBN yellow pages.

     Private Label. We have initiated, and will continue to expand, our private label channel of distribution by offering both the online and offline components of our technology platform to other mortgage originators for use under their own name. We have signed a letter of intent with E-Profile.com, a subsidiary of Sanchez Computer Associates that provides proprietary e-banking solutions, to enable a comprehensive mortgage solution for integration with their Internet banking package.

OUR PRODUCTS AND SERVICES

     We offer consumers a wide array of first mortgage products, as well as second mortgages and home equity lines of credit. Our proprietary software offers consumers mortgage analysis tools, either on our website or on our partner's branded website. The following is a description of the types of mortgage products and services we currently offer.

CONSUMER LOAN PRODUCTS:               SECONDARY LOAN SALES:                 ONLINE MORTGAGE TOOLS:
  o Conforming mortgage loans           o Sales of servicing rights           o Secure Universal Residential
  o Jumbo mortgage loans                o Loan sales:                           Loan Application
  o Alternative mortgage loans            o Concurrent transactions           o Secure Short Loan Application
  o Home equity and second mortgage       o Assignment of trade sales         o The Rate Reporter
    loans                                 o Whole-loan sales                  o The Market Observer
  o Sub-prime mortgage loans            o Warehouse financing                 o The Loan Qualifier
                                                                              o The Loan Monitor
                                                                              o Mortgage Calculators

CONSUMER LOAN PRODUCTS

     Conforming mortgage loans. Conforming mortgage loans are mortgage loans that conform to the underwriting standards established by one of the government-sponsored mortgage entities, Fannie Mae or Freddie Mac, and are originated and generally sold by us directly to Fannie Mae or Freddie Mac.

     Jumbo mortgage loans. Jumbo mortgage loans are those that exceed the maximum loan size for conforming loans, currently $240,000 for single-family homes. We sell all jumbo mortgage loans to institutional investors such as GE Capital Mortgage and GMAC/RFC, among others.

     Alternative mortgage loans. Alternative mortgage loans fail to satisfy one or more elements of the jumbo or conforming loan underwriting criteria, such as those relating to documentation, employment history, income verification, loan-to-value ratios, credit history, qualifying ratios or borrower net worth. We originate mortgage loans that do not satisfy one or more of the underwriting criteria but which, in our estimation, based primarily on the borrower's credit score and loan-to-value ratios for the property, present a risk profile comparable to conforming loans. We generally sell these loans to GMAC/RFC and IndyMac.

     Home equity and second mortgage loans. Home equity and second mortgage loans are typically secured by second liens on the home. Both types of loans are designed primarily for high credit quality borrowers and are underwritten according to the standards of their potential buyer. Home equity lines generally provide for either a 5-year or 15-year draw period, during which the borrower may make cash withdrawals, and a 10-year repayment period during which the amount outstanding at the end of the draw period is amortized. Only interest payments are made during the draw period. Second mortgage loans are "closed-end," that is they are fixed in amount at the time of origination and typically amortize over the term of the loan or have a balloon payment feature which is a lump-sum payment made at the end of the term. Home equity lines generally bear adjustable interest rates while second mortgage loans typically bear fixed interest rates. Both types of loans are frequently originated in conjunction with our origination of a first-lien mortgage loan on the related property. We generally sell these loans to institutional investors such as Chase Manhattan Bank or Homecomings, a GMAC/RFC subsidiary.

     Sub-prime mortgage loans. This category consists of mortgage loans for borrowers who have impaired or limited credit profiles or higher debt-to-income ratios than would be acceptable for sale of such loans to one of the agencies or private-sponsored mortgage conduits. Such mortgage loans may also fail to satisfy the underwriting criteria of the government-sponsored entities in other ways. We categorize these mortgage loans based on the borrower's credit profile as "B" or "C" or loans which are generally considered "non-prime" mortgage loans in the secondary mortgage market. We do not originate mortgage loans that our automated underwriting system would categorize as "D" loans. We currently sell the "B" or "C" loans we originate to investors such as GMAC/RFC.

SECONDARY LOAN SALES

     Sales of servicing rights. With each loan we originate, a corresponding right to service the loan is created. We typically sell the right to service the loan either separately or combined with the loan sale. As a result, we minimize default and prepayment risk. However, we service the loans between the date we fund the loan and the date we sell the loan and the related servicing. We do not currently plan to retain servicing rights on loans we underwrite, fund and close.

     Loan sales. A primary component of our business strategy is to seek the most efficient method of selling our mortgage loans. This involves evaluating and comparing available prices for each alternative method, given current market conditions and the risks associated with the type of mortgage loan. We currently sell our conforming loans through:

     o Concurrent transactions, which involves a sale of the underlying mortgage loan directly to Fannie Mae or Freddie Mac with a concurrent sale of the servicing rights to an independent servicer.

     o Assignment of trade sales, which are sales of conforming loans to a third party along with an assignment of the associated mortgage-backed security commitment/trade. The buyer then exchanges the loans with Fannie Mae or Freddie Mac for mortgage backed securities to be delivered against the assigned trade.

     o Whole-loan sales involve loans that we underwrite and sell to a specific buyer on a loan-by-loan basis. We currently sell Jumbo and Alternative mortgage loans, as well as non-prime loans and home equity lines, on the same basis.

     The sale of mortgage loans may generate either a gain or loss, which may result from changes in interest rates that affect the market value of the loans between the time we commit to a price and the time that the loan is sold.

     Warehouse financing. We customarily sell all of the loans we fund. We use our secured revolving credit facility to fund loan originations and finance-originated loans until they are sold. We have available $165 million in revolving lines of credit secured by the mortgage loans we close. We are required to comply with various operating and financial covenants including those relating to:

     o net worth;

     o maximum debt limits;

     o debt to equity ratio; and

     o restrictions on changes in our executive management.

     In accordance with industry practice, this facility will be renewable by the lender annually. As of September 30, 1999, the outstanding balance under our revolving credit facility was $140 million.

ONLINE MORTGAGE TOOLS

     Secure Universal Residential Loan Application. Consumers enter data into the application which is directly entered into The Loan Handler. The borrower's file is then sent electronically to one or more e-mail accounts within seconds.

     Secure Short Loan Application. This is a secure application where consumers enter data into the application which can be imported directly into The Loan Handler. This form requires less information to be entered by the borrower, and provides enough data to go directly to Desktop Underwriter or Loan Prospector.

     The Rate Reporter. This allows visitors to locate loan programs instantly and gives them a way to perform side-by-side loan program comparisons, cost forecasts, closing costs and view estimates.

     The Market Observer. This allows potential borrowers to monitor market trends and set desired interest rates. An email notification is sent when the desired interest rate becomes available.

     The Loan Qualifier. This allows visitors to scan our database of loan products and will present those for which they qualify.

     The Loan Monitor. Clients can enter information about a current mortgage and search our database for products with better terms. If none are currently available, an email notice will be sent when a program that is better than their current mortgage becomes available.

     Mortgage Calculators. These online calculators can be used to determine monthly payments, balloon payments, rent-vs.-buy comparisons, amortization schedules, loan lengths, prepayment effects, income requirements, payment tables and debt consolidation tables.

OPERATIONS

     Compliance. Our compliance department is responsible for compliance and licensing. Our centralized compliance function allows us to ensure compliance with applicable regulations and provide consistency to our customers. Additionally, the compliance group develops loan documents for new products and maintains lending and broker licenses.

     Quality assurance. Prior to funding a loan, we perform a pre-closing audit to ensure the loan meets investor requirements. The pre-closing audit includes the following items:

     o Review of a new credit report;

     o Performance of a cross reference check to determine if the borrower or property has been previously submitted for a loan;

     o Completion of a verbal verification of current employment; and

     o IRS confirmation of annual income (for most self-employed borrowers).

     Quality control. Our quality control provider samples closed loans to verify compliance with legal requirements and to see if the sampled loans are accurate and show no evidence of fraud. These quality control reviews enable us to monitor, evaluate and improve the overall quality of loan production and to identify and communicate to the legal/compliance team and management existing and potential underwriting problems.

     We currently use an independent quality control provider to provide these services. Each month our quality control provider selects at random and reviews a 10% sample of our loans. This review includes:

     o a review of credit underwriting;

     o a complete loan package re-verification of employment, deposit, mortgage and rental history;

     o a loan program compliance review; and

     o a federal regulatory compliance review.

     A new residential mortgage credit report is ordered on 10% of the selected loans, while a new review appraisal is ordered on an additional 10% of the selected loans, the aim being to detect any fraud or imprudent activity during the processing, funding, servicing or selling of the mortgage loan.

     We verify occupancy and applicable information by regular mail. Over each 12-month period, our quality control provider is required to include in its review loans of all product types, all states of operation and all loans with high-risk characteristics. Its quality control reports include individual loan overviews, loan group overviews and key trends or patterns summarized on a monthly and year-to-date basis. We evaluate our provider's quality control reports on a regular basis and address any deficiencies in our loan procedures specified in the reports. To date, these quality control reviews have not uncovered any material deficiencies in our loan procedures.

TECHNOLOGY

     We use loan processing software designed by Contour Software, a leading software provider for the mortgage banking industry. Contour Software maintains our website. Contour's loan processing and Internet software solutions allow us to seamlessly integrate each phase of the loan process.

     We intend to continue to take advantage of the latest developments in state of the art technology. These features include state-of-the-art backbone data communications capabilities. These technologies allow us to attain instant online credit approval for our customers and efficient internal communications between our branch offices and our main office.

     Our website runs on a secure server which is backed up nightly. NetMagic provides hosting services, with T-1 lines managing traffic to the servers.

     Of our 756 total employees, 144 are currently engaged in our Internet operations.

COMPETITION

     The e-commerce market is new, rapidly evolving and intensely competitive, and we expect competition to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new websites on the Internet at relatively low cost. In addition, the traditional residential mortgage loan business is intensely competitive. We currently compete with a variety of other companies offering mortgage services including:

     o online competitors, including E-LOAN, Inc., iOwn.com, Mortgage.com, QuickenMortgage.com, Lendingtree and Keystroke Financial;

     o indirect competitors who offer various services online, including Yahoo and Microsoft Corporation, through which other on-line mortgage companies may offer products;

     o mortgage banking companies, commercial banks, savings associations, credit unions and other financial institutions which originate mortgage loans; and

     o mortgage brokers.

     Many of our mortgage banking and mortgage brokerage competitors have significant competitive advantages including the following:

     o longer operating histories;

     o greater name recognition and more extensive customer bases; and

     o greater financial, marketing, technical and other resources.

LEGAL PROCEEDINGS

     Paul Brumaire and Poupette Brumaire v. Isaac Teitelbaum, Green Point Savings Bank, Richard Kaplan, Diconza, LaRocca & DiCunto L.L.P., Gem Funding Limited, Alliance Capital, Network Title, Morici & Morici, Island Mortgage Network and Brucha Funding, is a second action brought in federal court for the Eastern District of New York in July 1998, despite the containing pendency of the lawsuit referenced above. Plaintiff and his daughter claim $5,000,000 in actual and $2,000,000 in punitive damages against a group of ten defendants, consisting of every entity which was involved in an abortive plan to refinance two commercial properties plaintiffs owned in Brooklyn, New York. Two motions to dismiss the complaint were granted, and plaintiff has re-pleaded one final time. The federal judge hearing the case recused himself, and the motions to dismiss have been refiled with the new judge, and are awaiting a hearing date.

     Vincam Human Resources v. BDMC and Island Mortgage Network is a breach of contract action pending in Dade County Florida, begun in January 1999, in which plaintiff is seeking $708,000 from Island Mortgage Network as a successor in interest to BDMC and its former parent CFI. Island Mortgage Network has moved to dismiss on the basis of improper service of the complaint, and that motion is pending.

     Norwest v. Bankers Direct Mortgage Corp. and IMN Financial Corp. is an action filed in May 1999 in Florida state court by a warehouse lender seeking to force BDMC and us as its alleged successor, to repurchase certain problem loans in an undisclosed amount.

     In addition to the above, we are subject to various other legal proceedings which arise in the ordinary course of our business or relate to claims brought against companies we have acquired. Other than the above, we do not believe that any of our current legal proceedings, individually or in the aggregate, could have a material adverse effect on our operations or financial condition.

INTELLECTUAL PROPERTY

     Trademarks and other proprietary rights are important to our success and our competitive position. We currently hold a number of trademarks, service marks and copyrights. Although we seek to protect our trademarks and other proprietary rights through a variety of means, we may not have taken adequate steps to protect these rights. We will continue to license content from third parties in the future and it is possible that we could be subjected to infringement actions based upon the content licensed from these third parties. Any claims brought against us, regardless of their merit, could result in costly litigation and the diversion of our financial resources and technical and management personnel. Further, if such claims are proved valid, through litigation or otherwise, we may be required to change our trademarks or other proprietary marks and pay financial damages.

     We currently enter into confidentiality or license agreements with our new employees, consultants and corporate partners to control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our proprietary rights. The steps we have taken may not prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

EMPLOYEES

     As of December 1, 1999, we employed 756 persons, including 15 in management, 657 in sales, marketing and customer support, and 43 in accounting, human resources and administration and 41 clerical staff.

     We believe we have a good relationship with our employees.

OUR HISTORY AND STRUCTURE

     We were incorporated under the laws of the state of Delaware on November 12, 1980 as Nuclear and Genetics Technology, Inc. We were a development stage company with no real operations until May 5, 1997, when as IMN Financial Corp. we acquired all the assets of Island Mortgage Network, Inc. ("Island"), formerly known as Donald Henig, Inc., First Equities Commercial Corp. and First Equities Service Corp. On May 11, 1999 we changed our name to AppOnline.com, Inc.

     We have a number of subsidiaries, all of them wholly-owned. Island, our principal subsidiary, is a New York corporation formed on December 2, 1992. Island operates under the names "Reliance Mortgage Network" and "AppOnline.com." Island received its New York State mortgage banking license on May 12, 1994, is currently licensed to originate loans in 46 states and is approved to participate in FHA and FMAC loan programs.

     Regarding our other subsidiaries, First Equities Commercial Corp., a New York corporation, is a commercial loan brokerage company operating principally in New York City; First Equities Service Corp., a

New York corporation, is a land development company currently engaged in a single development project in New Mexico; and Citizens Mortgage Service Group, a Pennsylvania corporation, is a sub-prime mortgage banking lender which operates in New York and Pennsylvania. We also have a number of inactive subsidiaries.

FACILITIES

     Our principal executive offices are located at 520 Broadhollow Road, Melville, NY 11747 where we lease 15,754 square feet of office space. We are party to leases covering such facility that provides for an aggregate monthly rental payment of $24,079, a portion of which expires on December 31, 1999. We have the right to remain at this site on a month-to-month basis after the expiration of our lease at a rate of approximately $30,605 for each of the first two months after expiration and $32,527 per month thereafter. We believe that our facilities are suitable and adequate for our current operations, although we are currently searching for alternative facilities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table shows information regarding our executive officers and directors.

NAME                                                   AGE    POSITION
----------------------------------------------------   ---    -------------------------------------------------
Edward R. Capuano...................................   53     Chairman of the Board and Chief Executive Officer
Jeffrey Skulsky.....................................   50     President and Director
Cindy L. Eisle......................................   34     Chief Financial Officer and Treasurer
James Richmond......................................   53     Executive Vice President
Pargie Raiola.......................................   57     Senior Vice President
Eric Fishman........................................   46     Senior Vice President
James Britton.......................................   52     Senior Vice President
Patrick A. Reilly...................................   42     General Counsel and Secretary
Jerry Dugan.........................................   62     Director
Robert Knickman.....................................   50     Director
Stanley Hagendorf...................................   69     Director

     Edward R. Capuano. Mr. Capuano has served as our Chief Executive Officer and Chairman of the Board since May 1997. From 1995 to present Mr. Capuano has served as the President of Island Mortgage Network. From 1993 to 1995,
Mr. Capuano served as the Northeastern Regional Director of United Capital Mortgage Corp. Mr. Capuano earned a B.A. in Business Administration from Manhattan College in 1967.

     Jeffrey Skulsky. Mr. Skulsky has served as our President and a member of our board of directors since November 1998. From 1995 to 1998, Mr. Skulsky was the Director of Operations of Island Mortgage Network. From 1993 to 1995,
Mr. Skulsky served as a Branch Manager of United Capital Corp.

     Cindy L. Eisle. Ms. Eisle has been our Chief Financial Officer and Treasurer since November 1998. From 1996 to May 1997, Ms. Eisle served as the Chief Financial Officer of Island Mortgage Network. From 1993 to 1996,
Ms. Eisle served as the assistant controller of Midcoast Mortgage Corporation. Ms. Eisle earned a B.S. in Accounting in 1986 from the State University of New York at Binghamton and an M.B.A. in 1992 from Dowling College.

     James Richmond. Mr. Richmond has served as our Executive Vice President since March 1996. From 1996 to May 1997, Mr. Richmond served as an Executive Vice President of Island Mortgage Network. From 1995 to 1996, Mr. Richmond served as an Executive Vice President of New Jersey Lenders Corp. From 1993 to 1995, Mr. Richmond served as an Executive Vice President of Globe Mortgage Co. Mr. Richmond has more than 27 years experience in the mortgage banking industry. Mr. Richmond served as the President of the New Jersey Mortgage Bankers Association from 1994 to 1995. Mr. Richmond earned a B.A. in History from the State University of New York at Stony Brook in 1969.

     Pargie Raiola. Mr. Raiola has served as one of our Senior Vice Presidents since May 1997. From 1993 to May 1997, Mr. Raiola served as a Senior Vice President of Island Mortgage Network. Mr. Raiola has over 30 years experience in the mortgage banking and financial services industry. Mr. Raiola earned a B.A. in Economics from New York University in 1984.

     Eric Fishman. Mr. Fishman has served as one of our Senior Vice Presidents since September 1997. From May 1996 to September 1997 Mr. Fishman served as President and CEO of Citizens Mortgage Service Corp. Mr. Fishman served as Vice President of Chase Manhattan Mortgage Corp. from April 1990 to May 1996.

     James Britton. Mr. Britton has served as one of our Senior Vice Presidents since May 1997. From 1996 to May 1997 Mr. Britton served as a Senior Vice President of Island Mortgage Network. From 1994 to 1996, Mr. Britton served as Regional Manager of Patriot Mortgage Co. From 1993 to 1994, Mr. Britton served as Regional Manager of Affinity National Mortgage.

     Patrick A. Reilly. Mr. Reilly has served as our Secretary and General Counsel since 1997. From 1993 to 1996 Mr. Reilly worked as an attorney for Avis, Inc., specializing in environmental, employment and discrimination litigation, divestitures and mergers and acquisitions. Mr. Reilly received his Juris Doctorate from Hofstra University School of Law in 1982.

     Jerry Dugan. Mr. Dugan has served as a member of our board of directors since July 1998. From 1986 to 1998, Mr. Dugan has served as President and Chief Executive Officer of Advance Lamp Technologies Inc. Mr. Dugan received a B.B.A. from the University of Houston in 1963.

     Robert Knickman. Mr. Knickman has served as a director of the Company since May 1998. From 1980 to the present, Mr. Knickman has served as the President of Knickman Associates, Inc., a company that owns, develops and manages commercial real estate. From 1994 to the present, he has been a partner of Lark Property Management, Inc., a company that manages bank owned properties and real estate in foreclosure and receivership. From 1996 to the present.
Mr. Knickman has served as the President of Know Lead, Inc. a lead and asbestos inspection and consulting firm. From 1997 to the present, he has served as the Chief Operating Officer of Network Title Agency Corp., a full-service title agency. Mr. Knickman is a New York State licensed real estate broker and a registered mortgage broker licensed by the New York State Banking Department.

     Stanley Hagendorf. Mr. Hagendorf has served as a member of our board of Directors since November 1998. Mr. Hagendorf is a practicing attorney with over twenty-five years of experience and has been engaged in private practice for the past twenty years. Mr. Hagendorf received his Juris Doctorate from Harvard Law School in 1956.

     Our directors are elected for one year terms or until their successors are elected, and officers are appointed by the Board of Directors.

DIRECTOR COMPENSATION

     We pay each of our directors a nominal amount for attending meetings of our board of directors, and reimburse any reasonable expenses they incur in attending those meetings. Otherwise, we do not compensate our directors for acting as such. We have no plans to change this arrangement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee of the board of directors is responsible for making all compensation decisions with respect to our executive officers, including salary, bonus and granting of stock options under our stock option plan. The compensation committee consists of Edward Capuano, our Chief Executive Officer, and Jerry Dugan and Stanley Hagendorf, each of whom are independent outside directors.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by us during each of the last three fiscal years to our Chief Executive Officer and each of our two other most highly compensated executive officers who earned more than $100,000 in salary and bonus for the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG TERM
                                                                                           RESTRICTED     COMPENSATION
                                                   ANNUAL                                    STOCK        SECURITIES
                                                 COMPENSATION    BONUS     OTHER ANNUAL    AWARD(S)       UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR    SALARY ($)       ($)      COMPENSATION       ($)         OPTION SARS
--------------------------------------   ----    ------------    ------    ------------    -----------    ------------
Edward R. Capuano.....................   1998      $170,170           0             0              0              0
CEO...................................   1997       170,170           0             0              0              0
                                         1996        52,000           0             0              0              0
Eric Fishman..........................   1998      $140,737           0             0              0              0
Senior Vice President.................   1997       143,130           0             0              0              0
                                         1996             0           0             0              0              0
James Richmond........................   1998      $123,410           0             0              0              0
Executive Vice President..............   1997        93,836           0             0              0              0
                                         1996        92,152           0             0              0              0

OPTION GRANTS IN LAST FISCAL YEAR

     There were no options granted during 1998 to any of the executive officers named in the Summary Compensation Table.

FISCAL YEAR-END OPTION VALUES

     The executive officers named in the Summary Compensation Table do not own any options to purchase our common stock.

STOCK OPTION PLAN

     In 1997, we established a non-statutory stock option plan providing for the issuance of up to 4,000,000 shares of our common stock. To date, we have granted directors, officers and key employees an aggregate of 2,520,000 options, 2,200,000 of which have been exercised to date. There are currently 320,000 options outstanding to acquire shares of common stock pursuant to the plan.

EMPLOYEE PENSION PLAN

     We do not currently have an employee pension plan, although we do have a 401(k) plan, to which employees may contribute.

                             PRINCIPAL STOCKHOLDERS

     The following table shows information about the beneficial ownership of our common stock as of December 13, 1999 with respect to: (1) each beneficial owner of 5% or more of our outstanding common stock; (2) each of our directors;
(3) each of our named executive officers as defined under the Securities Exchange Act of 1934; and (4) all directors and executive officers as a group:


NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                        NUMBER OF SHARES(2)    PERCENT OF CLASS
----------------------------------------------------------------------------   -------------------    ----------------
Edward R. Capuano...........................................................        17,563,057              56.5%
Jeffrey Skulsky (3).........................................................         1,261,852               4.1
Cindy L. Eisle..............................................................             2,164                 *
James Richmond..............................................................             1,163                 *
Pargie Raiola...............................................................                 0                 0
James Britton...............................................................             1,163                 *
Patrick Reilly..............................................................                 0                 0
Jerry Dugan.................................................................             2,871                 *
Robert Knickman.............................................................                 0                 0
Stanley Hagendorf (4).......................................................            11,480                 *
All officers and directors as a group (10 persons)..........................        18,843,750              61.3%


------------------
* Indicates less than 1% of the total shares outstanding

(1) Unless otherwise indicated each person's address is 520 Broadhollow Road, Melville, New York 11747.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities and includes Shares of Common Stock issuable upon conversion of outstanding preferred stock, or subject to options, or warrants exercisable or convertible within 60 days.

(3) 1,259,699 of which are owned by the Skulsky Trust, of which Jeffrey Skulsky is the Trustee.

(4) All of which are owned by Mr. Hagendorf's wife.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of September 30, 1999, we owed $14,964,451 to the Skulsky Trust. Jeffrey Skulsky, our President, is the trustee of the Skulsky Trust. This indebtedness represents advances from the Skulsky Trust to us since 1997.

     The debt owed to the Skulsky Trust is interest-free with no set repayment terms.

     All current transactions between us and our officers, directors and principal stockholders or any affiliates thereof are, and in the future such transactions will be, on terms no less favorable to us than could be obtained from unaffiliated third parties.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We are authorized to issue up to 45,000,000 shares of common stock, par value $0.001 per share, and up to 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 3, 1999, there were 31,107,782 shares of common stock issued and outstanding and 7,000 shares of preferred stock issued and outstanding, of which 5,000 were Series C convertible preferred stock and 2,000 were Series E convertible preferred stock. All outstanding shares of common stock are of the same class, and have equal rights and attributes.

COMMON STOCK

     Each share of common stock entitles its holder to one vote on all matters submitted to a vote of the stockholders. Since the common stockholders do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our directors, and the remaining stockholders cannot by themselves elect any directors.

     The common stockholders do not have preemptive rights and cannot convert their shares of common stock into other securities.

     Common stockholders are entitled to receive ratably any dividends as may be declared by the board of directors, subject to any preference in favor of outstanding shares of preferred stock.

     In the event we liquidate, dissolve or wind up, common stockholders will participate ratably in our net assets available for distribution after payment of our liabilities and payment of any liquidation preference in favor of outstanding shares of preferred stock.

PREFERRED STOCK

     Our board of directors is authorized to issue, without further action by our stockholders, up to a further 4,989,750 shares of preferred stock. We may issue preferred stock in the future in connection with, for example, acquisitions or financings; we currently have no plans to issue any additional shares of preferred stock. Issuance of any additional shares of preferred stock could have the effect of making more difficult for a third party to acquire us by means of a merger, tender offer, proxy contest or other method.

SERIES C CONVERTIBLE PREFERRED STOCK

     There are 5,000 shares of Series C convertible preferred stock outstanding. Each share of Series C preferred stock is convertible into 200 shares of common stock, does not pay a dividend and has no voting rights.

SERIES E CONVERTIBLE PREFERRED STOCK

     There are 2,000 shares of Series E convertible preferred stock outstanding.

  Voting Rights

     Shares of Series E convertible preferred stock are not entitled to vote.

     The affirmative vote or consent of the holders of 85% of the outstanding shares of the Series E Preferred Stock, voting separately as a class, will be required to:

     o change the rights of the Series E convertible preferred stock

     o create any new class or series of capital stock with rights equal or superior to those of the Series E convertible preferred stock as to payment of dividends or distribution of assets upon liquidation or change the rights of any senior securities so as to affect adversely the Series E convertible preferred stock

     o increase the authorized number of shares of Series E convertible preferred stock

     o take any action not authorized by the Certificate of Designation of the Series E convertible preferred stock that would result in the Series E holders being taxed under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code.

  Dividends

     Holders of shares of Series E convertible preferred stock are entitled to receive a preferential cumulative dividend of $70 a share per fiscal year, payable quarterly.

  Liquidation

     Upon liquidation, the holders of shares of Series E convertible preferred stock will be entitled to receive a liquidation preference of $1,000 per share.

  Conversion Price

     Each share of Series E convertible preferred stock is convertible into a number of shares of common stock equal to the stated value of $1,000 divided by the lower of the following:

     o $2.26; and

     o the average of the three lowest closing bid prices on the American Stock Exchange during the period of ten consecutive trading days ending with the last trading day prior to the date of conversion.

     The conversion price may not, however, be less than $1.26 during the 180 days following October 11, 1999, nor less than $1.06 thereafter (except to give effect to subsequent stock splits, reverse splits or dividends paid in shares of common stock).

  Conversion Process

     The Series E holders may convert their shares into common stock on the effective date of a registration statement permitting the resale of shares underlying the Series E convertible preferred stock.

     In addition, starting January 9, 2000 (90 days after original issuance date), each holder may convert up to 20% of the shares of Series E convertible preferred stock it originally purchased, and each 30 days thereafter it acquires the right to convert a further 20%.

     In no event may a holder convert shares of Series E convertible preferred stock if doing so would result in that holder owning more than 9.9% of the number of shares of common stock issued and outstanding.

     We are subject to penalties if upon conversion of any shares of Series E convertible preferred stock we fail to issue within a stated period of time one or more certificates representing the resulting shares of common stock.

  Redemption

     We have the right to redeem all of the then-outstanding shares of Series E convertible preferred stock any time the closing bid price of the common stock is less than $2.60 per share, at a price equal to 110% of the stated value of $1,000 plus all accrued but unpaid dividends. A registration statement permitting the resale of any shares of common stock issuable upon conversion must, however, be then in effect.

     Additionally, we are obligated to redeem in whole the-then outstanding shares of Series E convertible preferred stock at a price equal to 110% of the stated value of $1,000 plus all accrued but unpaid dividends upon the earliest to occur of:

     o October 11, 2000 (the first anniversary of the original issuance date);

     o the dollar amount of our obligations to related parties, as disclosed in its most recent financial statements filed with the SEC, being less than $12,000,000;

     o our failure to pay dividends on the Series E convertible preferred stock for five consecutive trading days;

     o any of the representations made by us to the Series E holders being false or misleading in any material respect at the time made;

     o we admit in writing our inability to pay our debts, or a similar event occurs; and

     o we fail to file by December 10, 1999, a registration statement covering the issued shares of Series E convertible preferred stock, and it is not effective by March 9, 2000.

WARRANTS

     We have 388,000 warrants outstanding; 88,000 are exercisable at $3.60 per share, 150,000 are exercisable at $4.80 per share, and 150,000 are exercisable at $4.92 per share. All of the warrants are exercisable for a period of three years commencing between January 1, 1999 and April 1, 1999. In addition, we have 1,200,000 warrants outstanding, each exercisable at $0.58 per share, all of which are exercisable from April 18, 1999 through April 18, 2004, as well as 500,000 warrants exercisable at $2.709 per share from October 14, 1999 through October 31, 2004.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

     We are subject to Section 203 of the Delaware General Corporation Law, known as the "Delaware anti-takeover law," which generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless one of the following applies:

     o the corporation has elected in its original certificate of incorporation not to be governed by the Delaware anti-takeover law (we have made no such election);

     o prior to that date, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

     o upon consummation of the transaction, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding shares owned by directors who are also officers of the corporation and by certain employee stock plans;

     o on or after that date the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder; or

     o the majority of the corporation's stockholders adopt an amendment to the corporation's certificate of incorporation electing not to be governed by the Delaware anti-takeover law, that amendment not being effective for 12 months following its adoption and not being applicable to any business combination between the corporation and a stockholder who became an interested stockholder after its adoption.

     For purposes of Section 203, a "business combination" includes:

     o any merger or consolidation involving the corporation and the interested stockholder;

     o any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

     o subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

     o any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

     o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     For purposes of Section 203, an interested stockholder is defined as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the personal liability of a director to the corporation for monetary damages arising from certain breaches of fiduciary duties as a director. Our certificate of incorporation includes such a provision; it eliminates personal liability of directors to us and our stockholders for monetary damages for any breach of fiduciary duty as a director, except:

     o any breach of a director's duty of loyalty to us and our stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o for any transaction from which the director derived an improper personal benefit; or

     o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

     Our directors are also not insulated from liability for claims arising under the federal securities laws. The foregoing provisions of our certificate of incorporation may, however, reduce the likelihood of derivative litigation against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

     Our certificate of incorporation also provides that we must indemnify our directors, officers and agents to the fullest extent permitted by the Delaware General Corporation Law. We do not have directors' and officers' liability insurance but may obtain such insurance in the future. Furthermore, we may enter into indemnity agreements with our directors and officers pursuant to which we would be required, to the fullest extent permitted by law, to indemnify them and advance expenses in connection with claims for which they would be entitled to be indemnified.

TRANSFER AGENT

     The transfer agent for our common stock is American Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE


     There are currently a total of 31,107,782 shares of common stock outstanding, assuming no exercise of outstanding options and warrants or conversion of outstanding preferred stock. Of these shares, 13,434,787 shares are freely tradable, unless shares are purchased by an existing "affiliate." Our affiliates are people or entities that directly or indirectly control us, are controlled by us, or are under common control with us. For instance, our directors, executive officers and principal stockholders are deemed to control us, and thus are affiliates.


     The remaining 18,843,750 shares of common stock outstanding prior to this offering are restricted securities, as that term is defined under Rule 144 under the Securities Act. These shares are restricted securities because they were issued in private transactions not involving a public offering and may not be sold in the absence of registration unless an exemption from registration is available.

RULE 144

     In general, Rule 144 allows a shareholder (including an affiliate) who has beneficially owned restricted shares for at least one year to sell within any three-month period a number of shares not exceeding the following:

     o one percent of the then-outstanding shares of our common stock, which equals approximately 444,411 shares immediately after this offering; and

     o the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

     Sales under Rule 144 must also be sold through brokers or "market makers" and there must be current public information about the company.

RULE 144(K)

     In addition, under Rule 144(k), if at least two years has passed since the later of the date restricted securities were acquired from us or the date they were acquired from an affiliate of ours, a stockholder who is not an affiliate of ours at the time of sale and who has not been an affiliate of ours for at least three months prior to the sale would be entitled to sell shares of common stock in the public market without compliance with the foregoing requirements under Rule 144. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing description of Rule 144 is not intended to be a complete description.

RULE 701

     Another exemption is Rule 701 under the Securities Act. Any of our employees, directors, officers or consultants who acquired shares pursuant to a written compensation plan or contract may be entitled to rely on the resale provisions of Rule 701, which permits non-affiliates to sell such shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144, and permits our affiliates to sell their Rule 701 shares without having to comply with the holding period restrictions of Rule 144, in each case commencing 90 days after the date of this prospectus.

REGISTRATION RIGHTS

     A number of our stockholders have the right to require us to register shares owned by them. These rights cover approximately 1,388,400 shares of our issued and outstanding common stock and will also cover any shares obtained by certain of these stockholders from time to time in connection with their conversion of currently outstanding preferred stock. Registration of these shares of our common stock would permit the sale of these shares without regard to the restrictions of Rule 144.

                            SELLING SECURITY HOLDERS

     The table below sets forth certain information regarding the beneficial ownership of the common stock by the selling security holders and as adjusted to give effect to the sale of the shares offered in this prospectus.


                                                                   BENEFICIAL                      PERCENTAGE OF
                                                                   OWNERSHIP OF                    COMMON STOCK
                                                                   COMMON STOCK     SHARES OF      BENEFICIALLY
                                                                    PRIOR TO       COMMON STOCK    OWNED AFTER THE
                NAME OF SELLING SECURITY HOLDER                       SALE         TO BE SOLD      OFFERING(2)
----------------------------------------------------------------   ------------    ------------    ---------------
BH Capital Investments(1).......................................     1,099,206       1,099,206           0.0%
Excalibur Limited Partnership(1)................................     1,099,206       1,099,206           0.0%
Paul A. Graves..................................................       100,000         100,000           0.0%
Thomas D. O' Malley.............................................        15,250          15,250           0.0%
James J. Binns..................................................        75,000          75,000           0.0%
Andrew M. Keller................................................        25,000          25,000           0.0%
David Crisanti..................................................        75,000          75,000           0.0%
Brett Patelsky..................................................         5,000           5,000           0.0%
Stewart Zimmer..................................................        10,000          10,000           0.0%
Marilyn Colangelo...............................................        30,000          30,000           0.0%
James Archer....................................................        65,000          65,000           0.0%
Adrian Ezra.....................................................        25,000          25,000           0.0%
Kingfield Far East Ltd..........................................        20,250          20,250           0.0%
Global Link China Co LLC........................................       138,750         138,750           0.0%
Greg Walsh......................................................        60,000          60,000           0.0%
Reesdeco NV.....................................................         5,750           5,750           0.0%
Para Partners L.P...............................................        63,000          63,000           0.0%
Para International Fund Ltd.....................................        32,000          32,000           0.0%
Para Investors L.P..............................................         5,000           5,000           0.0%
Precision Capital Investors Limited Partnership.................        95,000          95,000           0.0%


------------------
(1) The number of shares of common stock shown as beneficially owned and offered by the selling security holders represents the number of shares which we have initially agreed to register. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock offered by the selling security holders hereby and included in the registration statement of which this prospectus is a part also includes an indeterminate number of additional shares as may be issued on conversion of the preferred stock and in payment of dividends thereon pursuant to the provisions of the certificate of designations of the preferred stock regarding determination of the applicable conversion price and the dividend calculation rate. Accordingly, the actual number of shares of common stock issued or issuable upon the conversion of the preferred stock and the payment of dividends thereon is subject to adjustment depending upon factors which cannot be predicated by us at this time, including, among others, the future market prices of the common stock and the payment of dividends on the preferred stock in additional shares of common stock. Pursuant to the terms of the certificate of designations governing the preferred stock, the preferred stock is convertible by each holder thereof and dividends are payable in common stock only to the extent that the number of shares of common stock then beneficially owned by such holder and its related persons (not including shares underlying unconverted shares of preferred stock or unexercised warrants) would not exceed 4.9% of the then outstanding shares of common stock as determined in accordance with Section 13 (d) and 16 of the Exchange Act. Accordingly, the number of shares of common stock set forth for the selling security holder may exceed the actual number of shares of common stock that the selling security holder could own beneficially at any given time through its ownership of the preferred stock and the warrants. The above numbers assume that the selling security holders will exercise the warrants for cash. If the selling security holders use the cashless exercise alternative, the actual number of shares of common stock issued will be fewer, depending on the market value of the underlying shares of common stock immediately prior to exercise.

(2) Assumes all of the shares of common stock offered are sold.

     The selling security holders and their respective officers and directors have not held any positions or offices or had any material relationship with AppOnline.com or any of its affiliates within the past three years.

     In recognition of the fact that the selling security holders may wish to be legally permitted to sell their shares of common stock when they deem appropriate, we agreed with the selling security holders to file with the United States Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement on Form S-1, of which this prospectus is a part, with respect to the resale of the shares of common stock, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effect until the shares of common stock are no longer required to be registered for the sale thereof by the selling security holders.

                              PLAN OF DISTRIBUTION

     The shares of common stock offered hereby by the selling security holders may be sold from time to time by the selling security holders, or by pledgees, donees, transferees and other successors in interest. Such pledgees, donees, transferees and other successors in interest will be deemed "selling security holders" for the purposes of this prospectus. Such sales may be made on one or more exchanges or in the over-the-counter market (including the OTC Electronic Bulletin Board), in privately negotiated transactions, through the writing of private options on the shares, or otherwise at market prices then prevailing or at prices related to the then-current market price, at fixed prices that may be changed, or at negotiated prices. The shares of common stock may be sold to or through brokers or dealers, who may act as agent or principal, or in direct transactions between the selling security holders and purchasers. In addition, the selling security holder may, from time to time, sell short the common stock, and in such instances, this prospectus may be delivered in connection with such short sale and the shares of common stock offered hereby may be used to cover such short sale.

     Transactions involving brokers or dealers may include, without limitation,
(a) ordinary brokerage transactions, (b) transactions in which the broker or dealer solicits purchasers, (c) block trades in which the broker or dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, and
(d) purchases by a broker or dealer as a principal and resale by such broker or dealer for its account. In effecting sales, brokers and dealers engaged by the selling security holders or the purchasers of the shares of common stock may arrange for other brokers or dealers to participate. Such brokers or dealers may receive discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares of common stock for whom such broker or dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). The selling security holders and such brokers and dealers who act in connection with the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commission received by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     We are bearing all of the costs relating to the registration of the shares of common stock other than certain fees and expenses, if any, of counsel or other advisors to the selling security holders. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both. None of the proceeds from the sale of the shares of common stock by the selling security holders will be received by us, except for the exercise price of the warrants. AppOnline.com and the selling security holders, have each agreed to indemnify the other against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

     Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

                                 LEGAL MATTERS

     Gersten, Savage & Kaplowitz, LLP, New York, New York, will pass upon the validity of the shares of common stock for us in connection with this offering.

                                    EXPERTS

     Our financial statements as of December 31, 1998, 1997 and 1996 and for each of the three years in the period ended December 31, 1998 included in this prospectus and in the registration statement filed with the SEC have been audited by Werblin, Casuccio & Moses, P.C., independent auditors, and have been so included in reliance upon its authority as experts in accounting and auditing.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                              FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 1999

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Condensed Consolidated Balance Sheets--
  September 30, 1999 and September 30, 1998................................................................    F-2
Condensed Consolidated Statement of Income--
  Nine Months Ended September 30, 1999 and September 30, 1998..............................................    F-4
Condensed Consolidated Statement of Income--
  Three Months Ended September 30, 1999 and September 30, 1998.............................................    F-5
Condensed Consolidated Statement of Cash Flows--
  Nine Months Ended September 30, 1999 and September 30, 1998..............................................    F-6
Condensed Consolidated Statement of Accumulated Deficit....................................................    F-8
Notes to Financial Statements..............................................................................    F-9

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                      9/30/99         9/30/98
                                                                                    ------------    ------------
                                                                                            (UNAUDITED)
                                     ASSETS
Cash.............................................................................   $  3,199,116    $  3,523,006
Mortgage inventory...............................................................     84,379,904      73,583,676
Points and fees receivable.......................................................      7,523,106       4,953,683
Other current receivables........................................................      1,629,948         975,110
Investments......................................................................      7,792,149       7,405,297
Prepaid expenses.................................................................      5,726,021       5,760,721
Property and equipment--net......................................................      3,648,768       2,888,887
Notes and mortgages receivable...................................................      2,237,045       2,259,669
Intangible assets--net...........................................................      4,608,120       6,282,070
Other assets.....................................................................        599,327         428,883
                                                                                    ------------    ------------
  Total Assets...................................................................   $121,343,504    $108,061,002
                                                                                    ------------    ------------
                                                                                    ------------    ------------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                       LIABILITIES & STOCKHOLDERS' EQUITY

                                                                                      9/30/99         9/30/98
                                                                                    ------------    ------------
                                                                                            (UNAUDITED)
                                   LIABILITIES
  Accounts payable and accrued expenses..........................................   $  5,381,067    $  7,109,954
  Warehouse lines of credit......................................................     83,410,226      72,909,932
  Borrowers escrow funds.........................................................        678,257         270,371
  Capital lease obligations......................................................        205,963         900,549
  Notes payable..................................................................        290,470         575,368
  Due to related party...........................................................     15,908,706       7,481,812
  Deferred income................................................................        860,927       1,289,397
  Deferred income taxes..........................................................              0         698,680
  Other liabilities..............................................................          7,388             246
                                                                                    ------------    ------------
     Total Liabilities...........................................................   $106,743,004    $ 91,236,309
                                                                                    ------------    ------------
                                                                                    ------------    ------------
                              STOCKHOLDERS' EQUITY
  Preferred stock--authorized 5,000,000 shares $.001 par value per share, shares outstanding at September 30, 1999 and September 30, 1998--5,000 and 4,250,
     respectively................................................................   $          5    $          4
  Common stock--authorized 45,000,000 shares, $.001 par value per share, shares outstanding at September 30, 1999 and September 30, 1998--31,107,782 and
     24,764,201, respectively....................................................         31,108          31,858
  Paid-in capital................................................................     23,254,713      20,548,166
  Stock subscription receivable..................................................     (5,916,100)     (3,766,666)
  Unrealized gain on available-for-sale securities...............................        564,294         259,341
  Accumulated deficit............................................................     (3,333,520)       (248,010)
                                                                                    ------------    ------------
     Total Stockholders' Equity..................................................     14,600,500      16,824,693
                                                                                    ------------    ------------
     Total Liabilities and Stockholders' Equity..................................   $121,343,504    $108,061,002
                                                                                    ------------    ------------
                                                                                    ------------    ------------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                                                      NINE MONTHS     NINE MONTHS
                                                                                         ENDED           ENDED
                                                                                        9/30/99         9/30/98
                                                                                      ------------    -----------
                                                                                              (UNAUDITED)
Operating Income:
  Points, Fees and Premium Income..................................................   $ 23,953,134    $20,123,188
  Interest Income..................................................................      3,099,598      2,833,895
                                                                                      ------------    -----------

  Total Operating Income...........................................................     27,052,732     22,957,083
                                                                                      ------------    -----------

Operating Expenses:
  General and Administrative Expenses..............................................     11,373,312      6,597,642
  Interest Expense.................................................................      4,286,020      3,796,929
  Field and Direct Expenses........................................................     13,622,280     10,881,871
  Depreciation.....................................................................        392,457        241,194
  Amortization of Acquisition Goodwill.............................................        376,876        204,944
Other Amortization.................................................................        187,592         77,846
                                                                                      ------------    -----------

     Total Operating Expenses......................................................     30,238,537     21,800,426
                                                                                      ------------    -----------

Income (Loss) from Operations......................................................     (3,185,805)     1,156,657

Income (Loss) from Subsidiary......................................................         (5,846)       (34,511)
                                                                                      ------------    -----------

Income (Loss) before Provision for Income Taxes....................................     (3,191,651)     1,122,146

Benefit (Provision) for Income Taxes...............................................        600,686       (353,368)
                                                                                      ------------    -----------

Net Income (Loss)..................................................................     (2,590,965)       768,778

Other Comprehensive Income
Unrealized Gain on Available-for-Sale Securities
  (Net of Income Tax)..............................................................        167,718         24,847
                                                                                      ------------    -----------
Comprehensive Income (Loss)........................................................   $ (2,423,247)   $   793,625
                                                                                      ------------    -----------
                                                                                      ------------    -----------
Weighted Average Number of Shares Outstanding......................................     29,991,080     29,430,831
                                                                                      ------------    -----------
                                                                                      ------------    -----------
Basic Earnings per Share...........................................................   $      (0.09)   $      0.03
                                                                                      ------------    -----------
                                                                                      ------------    -----------
Diluted Earnings per Share.........................................................   $      (0.09)   $      0.03
                                                                                      ------------    -----------
                                                                                      ------------    -----------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                                                       THREE MONTHS    THREE MONTHS
                                                                                          ENDED           ENDED
                                                                                         9/30/99         9/30/98
                                                                                       ------------    ------------
                                                                                               (UNAUDITED)
Operating Income:
  Points, Fees and Premium Income...................................................   $ 7,632,566     $  8,770,643
  Interest Income...................................................................       884,813        1,240,745
                                                                                       ------------    ------------
     Total Operating Income.........................................................     8,517,379       10,011,388
                                                                                       ------------    ------------
Operating Expenses:
  General and Administrative Expenses...............................................     4,904,636        2,848,678
  Interest Expense..................................................................     1,666,202        1,586,844
  Field and Direct Expenses.........................................................     5,279,502        4,698,488
  Depreciation......................................................................       175,418          105,290
  Amortization of Acquisition Goodwill..............................................       130,467          120,938
  Other Amortization................................................................        40,571           26,599
                                                                                       ------------    ------------
     Total Operating Expenses.......................................................    12,196,796        9,386,837
                                                                                       ------------    ------------
Income (Loss) from Operations.......................................................    (3,679,417)         624,551
Income (Loss) from Subsidiary.......................................................        37,727           42,527
                                                                                       ------------    ------------
Income (Loss) before Provision for Income Taxes.....................................    (3,641,690)         667,078
Benefit (Provision) for Income Taxes................................................       732,702         (302,845)
                                                                                       ------------    ------------
Net Income (Loss)...................................................................    (2,908,988)         364,233
Other Comprehensive Income:
  Unrealized Gain on Available-for-Sale Securities (Net of Income Tax)..............       114,918            6,182
                                                                                       ------------    ------------
Comprehensive Income (Loss).........................................................   $(2,794,070)    $    370,415
                                                                                       ------------    ------------
                                                                                       ------------    ------------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                   NINE MONTHS      NINE MONTHS
                                                                                      ENDED            ENDED
                                                                                     9/30/99          9/30/98
                                                                                  -------------    -------------
                                                                                           (UNAUDITED)
Cash Flows From Operating Activities:
  Net Income (Loss)............................................................   $  (2,590,965)   $     768,778
  Adjustments to reconcile net income (loss) to net cash used by operating activities:
     Amortization..............................................................         564,468          204,944
     Depreciation..............................................................         392,457          241,194
     Loss from subsidiary......................................................           5,846           34,511
     Compensation paid through issuance of common stock........................          10,000                0
  Changes in assets and liabilities............................................      (5,657,217)      (5,005,476)
                                                                                  -------------    -------------
Net cash used by operating activities..........................................      (7,275,411)      (3,756,049)
                                                                                  -------------    -------------
Cash Flows From Investing Activities:
  Purchase of property and equipment...........................................      (1,521,853)        (543,564)
  Purchase of intangible assets................................................        (291,359)        (462,212)
  Mortgages originated--net....................................................    (582,413,586)    (459,122,882)
  Mortgages sold...............................................................     572,143,444      435,513,216
  Cash acquired in conjunction with acquisition subsidiary.....................          76,831         (148,459)
  Collection of notes receivable...............................................          16,968           16,967
                                                                                  -------------    -------------
Net cash used by investing activities..........................................     (11,989,555)     (24,746,934)
                                                                                  -------------    -------------
Cash Flows From Financing Activities:
  Sale of preferred stock......................................................               0        2,554,970
  Sale of common stock.........................................................       2,320,000                0
  Advances from related parties................................................       5,834,543        2,448,362
  Proceeds from warehouse line of credit.......................................     573,677,382      437,202,974
  Repayments of warehouse line of credit.......................................    (563,612,101)    (414,263,811)
  Repayment of capital lease obligations.......................................         (10,396)        (130,349)
  Repayment of notes and mortgages payable.....................................        (191,888)        (188,829)
  Collection of stock subscriptions............................................               0        2,374,934
                                                                                  -------------    -------------
Net cash provided by financing activities......................................      18,017,540       29,998,251
                                                                                  -------------    -------------
Net increase (decrease) in cash................................................      (1,247,426)       1,495,268
Cash--January 1................................................................       4,446,542        2,027,738
                                                                                  -------------    -------------
Cash--September 30.............................................................   $   3,199,116    $   3,523,006
                                                                                  -------------    -------------
                                                                                  -------------    -------------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                       NINE MONTHS    NINE MONTHS
                                                                                          ENDED          ENDED
                                                                                         9/30/99        9/30/98
                                                                                       -----------    -----------
                                                                                              (UNAUDITED)
Supplemental Disclosures:
  Interest expense..................................................................   $ 4,286,020    $    37,969
                                                                                       -----------    -----------
                                                                                       -----------    -----------
  Income taxes......................................................................   $   178,988    $    69,707
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
  Increase in Market Value of Available-for-Sale Securities.........................   $   167,718    $    24,847
  Assets distributed to reduce debt.................................................   $         0    $ 4,339,089
                                                                                       -----------    -----------
                                                                                       -----------    -----------
  Stock issued in conjunction with acquisitions.....................................   $   723,603    $   300,000
                                                                                       -----------    -----------
                                                                                       -----------    -----------
  Notes payable issued in conjunction with acquisitions.............................   $         0    $   354,710
                                                                                       -----------    -----------
                                                                                       -----------    -----------
  Decrease in assets and liabiliites in conjunction with previous sale of
     subsidiary.....................................................................   $   378,545    $         0
                                                                                       -----------    -----------
                                                                                       -----------    -----------
  Assets and liabilities acquired in exchange for contingent liability..............   $         0    $ 9,408,155
                                                                                       -----------    -----------
                                                                                       -----------    -----------
  Equipment acquired through capital lease obligations..............................   $    80,542    $         0
                                                                                       -----------    -----------
                                                                                       -----------    -----------
  Common stock issued as compensation...............................................   $    10,000    $         0
                                                                                       -----------    -----------
                                                                                       -----------    -----------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT
                                  (UNAUDITED)

Accumulated Deficit--January 1, 1999...............................................................   $  (742,555)
Net Loss...........................................................................................    (2,590,965)
                                                                                                      -----------
Accumulated Deficit--September 30, 1999............................................................   $(3,333,520)
                                                                                                      -----------
                                                                                                      -----------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions and item 310 (b) of Regulations S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. For further information, refer to the financial statements and footnotes thereto included in the Company's 1998 annual report filed on form 10-KSB.

NOTE 2--EARNINGS PER SHARE

     Earnings per share have been computed on the basis of the total weighted average number of shares outstanding at September 30, 1999 and 1998.

                                                                                       SEPTEMBER 30,    SEPTEMBER 30,
                                                                                           1999             1998
                                                                                       -------------    -------------
Number of shares outstanding--Start of Period.......................................     28,661,905       31,764,107
Increases of shares.................................................................      2,445,877               94
Decreases of shares.................................................................              0       (7,000,000)
                                                                                        -----------      -----------
Number of shares outstanding--End of period.........................................     31,107,782       24,764,201
                                                                                        -----------      -----------
                                                                                        -----------      -----------
Weighted Average Number of Shares Outstanding.......................................     29,991,080       29,430,831
                                                                                        -----------      -----------
                                                                                        -----------      -----------

NOTE 3--PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of AppOnline.com, Inc. and its wholly owned subsidiaries, Island Mortgage Network, Inc., Citizens Mortgage Service Company, First Equities Service Corp., First Equities Commercial Corp., Queen City Mortgage Co., Alliance Mortgage Corp. and Pioneer Financial Group, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 4--RECLASSIFICATION

     Certain amounts at September 30, 1998 have been reclassified to conform with the current period's financial statement presentation.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                         TOGETHER WITH AUDITORS REPORT

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

Independent Auditor's Report...............................................................................   F-11

Financial Statements:

     Consolidated Statements of Financial Position.........................................................   F-12

     Consolidated Statements of Income.....................................................................   F-14

     Consolidated Statement of Stockholder's Equity........................................................   F-16

     Consolidated Statements of Cash Flows.................................................................   F-17

     Notes to Consolidated Financial Statements............................................................   F-20

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
IMN Financial Corp. and Subsidiaries

     We have audited the accompanying consolidated statements of financial position of IMN Financial Corp. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IMN Financial Corp. and Subsidiaries as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

/s/ Werblin, Cassuccio & Moses
Syosset, New York
March 24, 1999

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                                                            DECEMBER 31,
                                                                                     ---------------------------
                                                                                         1998           1997
                                                                                     ------------    -----------
                                      ASSETS
  Cash............................................................................   $  4,446,542    $ 2,027,738
  Mortgage Inventory..............................................................     74,109,762     44,152,619
  Points, Fees and Other Receivables..............................................      7,919,147      2,496,389
  Investments.....................................................................      7,630,245      7,705,025
  Prepaid Expenses................................................................      3,690,823      1,982,735
  Mortgage Receivable.............................................................      2,254,013      2,276,636
  Property and Equipment (Net of $1,171,431 and $676,174, respectively Accumulated
     Depreciation)................................................................      2,225,629      1,315,080
  Intangible Assets (Net of Accumulated Amortization).............................      5,095,053      5,618,896
  Deferred Income Taxes...........................................................        259,500              0
  Other Assets....................................................................        514,693        267,692
                                                                                     ------------    -----------
     Total Assets.................................................................   $108,145,407    $67,842,810
                                                                                     ------------    -----------
                                                                                     ------------    -----------

            See accompanying independent auditor's report and notes.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                                                            DECEMBER 31,
                                                                                    ----------------------------
                                                                                        1998            1997
                                                                                    ------------     -----------
                                   LIABILITIES
  Accounts Payable and Accrued Expenses..........................................   $  6,332,544     $ 5,219,984
  Warehouse Lines of Credit......................................................     73,344,945      43,652,500
  Borrowers Escrow Funds.........................................................      1,354,661         777,364
  Capital Lease Obligations......................................................        135,817         211,662
  Corporate Taxes Payable........................................................        310,650               0
  Notes Payable..................................................................        712,374       1,133,317
  Deferred Income................................................................        840,084         590,081
  Due to Related Party...........................................................     10,439,778       4,920,813
  Deferred Income Taxes..........................................................        704,410         415,125
                                                                                    ------------     -----------
     Total Liabilities...........................................................   $ 94,175,263     $56,920,846
                                                                                    ------------     -----------
                                                                                    ------------     -----------


                          COMMITMENTS AND CONTINGENCIES

                              STOCKHOLDERS' EQUITY
  Preferred Stock--5,000,000 shares, $.001 par value authorized, 5,960 and 1,100
     shares issued and outstanding in 1998 and 1997, respectively................              6               1
  Common Stock--45,000,000 shares, $.001 par value authorized; 28,661,905 and
     31,764,107 shares issued and outstanding in 1998 and 1997, respectively.....         28,663          31,764
  Paid-in Capital................................................................     20,203,554      17,693,293
  Stock Subscription Receivable..................................................     (5,916,100)     (6,141,600)
  Unrealized Gain on Available-for-Sale Securities...............................        396,576         355,294
  Retained Earnings..............................................................       (742,555)     (1,016,788)
                                                                                    ------------     -----------
     Total Stockholders' Equity..................................................     13,970,144      10,921,964
                                                                                    ------------     -----------
     Total Liabilities and Stockholders' Equity..................................   $108,145,407     $67,842,810
                                                                                    ------------     -----------
                                                                                    ------------     -----------

            See accompanying independent auditor's report and notes.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                      --------------------------
                                                                                         1998           1997
                                                                                      -----------    -----------
Operating Income:
  Points, Fees and Premium Income--Operating Branches..............................   $29,849,430    $10,720,139
  Points, Fees and Premium Income--Closed Branches.................................     1,486,000              0
  Interest Income..................................................................     4,322,788      1,367,996
  Management Fee Income............................................................       742,387        699,662
                                                                                      -----------    -----------
  Total Operating Income...........................................................    36,400,605     12,787,797
Operating Expenses:
  General and Administrative Expenses--Operating Branches..........................     9,644,816      3,184,149
  General and Administrative Expenses--Closed Branches.............................     1,375,004              0
  Field and Direct Expenses--Operating Branches....................................    16,927,054      8,267,735
  Field and Direct Expenses--Closed Branches.......................................     1,248,362              0
  Interest Expense.................................................................     5,434,808      1,044,281
  Depreciation.....................................................................       350,072        142,998
  Amortization of Acquisition Goodwill.............................................       438,822        146,029
  Other Amortization...............................................................       194,370              0
  Acquisition Expenses.............................................................             0        972,601
                                                                                      -----------    -----------
  Total Operating Expenses.........................................................    35,613,308     13,757,793
                                                                                      -----------    -----------
Income (Loss) From Operations......................................................       787,297       (969,996)
Provision For Income Taxes.........................................................       449,836         27,999
                                                                                      -----------    -----------
Net Income (Loss)..................................................................       337,461       (997,995)
Preferred Dividends Paid...........................................................        63,231              0
                                                                                      -----------    -----------
Net Income (Loss) Available to Common Stockholders.................................   $   274,230    $  (997,995)
                                                                                      -----------    -----------
                                                                                      -----------    -----------

            See accompanying independent auditor's report and notes.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                                YEARS ENDED
                                                                                               DECEMBER 31,
                                                                                           ----------------------
                                                                                             1998         1997
                                                                                           ---------    ---------
Other Comprehensive Income:
  Unrealized Gain on Available-for-Sale Securities (Net of Income Tax)..................   $  41,282    $ 355,294
                                                                                           ---------    ---------
Comprehensive Income (Loss).............................................................   $ 378,743    $(642,701)
                                                                                           ---------    ---------
                                                                                           ---------    ---------
Basic Earnings (Loss) Per Share.........................................................   $    0.01    $   (0.10)
                                                                                           ---------    ---------
                                                                                           ---------    ---------
Diluted Earnings (Loss) Per Share.......................................................   $    0.01    $   (0.10)
                                                                                           ---------    ---------
                                                                                           ---------    ---------

            See accompanying independent auditor's report and notes.

                      APPONLINE.COM,INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                   COMMON       COMMON     PREFERRED    PREFERRED    ADDITIONAL        STOCK
                                                    STOCK        STOCK      STOCK        STOCK         PAID-IN      SUBSCRIPTION
                     DATE                         (SHARES)        ($)      (SHARES)       ($)          CAPITAL       RECEIVABLE
----------------------------------------------   -----------    -------    ---------    ---------    -----------    ------------
Balance 1/1/97................................     4,257,199       426                                    16,867               0
Reverse Split.................................    (3,192,900)      638                                      (638)
Reverse Acquisition...........................    20,421,700    20,422                                 6,727,382
Options Exercised.............................     2,200,000     2,200                                 6,597,800
Issued for Acquisitions.......................     1,078,108     1,078                                 3,844,492
Treasury Stock Issued.........................     7,000,000     7,000                                    (7,000)
Preferred Stock Sold:
  Series A....................................                                1,100       $   1        1,099,999
Underwriting Expenses.........................                                                          (636,500)
Value of Options Issued.......................                                                            50,891
Unrealized Gain on Available for Sale
  Securities..................................
Reverse Stock Subscription Receivable.........                                                                      $ (6,141,600)
Net Loss......................................
                                                 -----------    -------     -------       -----      -----------    ------------
Balance 12/31/97..............................    31,764,107    31,764        1,100           1       17,693,293      (6,141,600)
Preferred Stock Sold:
  Series B....................................                                3,150           3        2,999,997
Preferred Stock Issued:
  Series C....................................                                5,000           5               (5)
Preferred Stock Converted:
  Series A....................................     3,522,180     3,522       (3,150)         (3)          (3,519)
  Series B....................................       254,562       255         (140)         (1)            (254)
Rounding......................................                       1                        1               (2)
Issued for Acquisition........................        94,131        94                                   299,906
Treasury Stock Retired........................    (7,000,000)   (7,000)                                    7,000
Stock Issued as
  Compensation................................        26,925        27                                    62,978
Undewriting Expenses..........................                                                          (569,840)
Net Income....................................
Imputed Interest--Current Amortization........                                                                           (60,500)
Imputed Interest..............................                                                          (286,000)        286,000
Unrealized Gain on
  Available for Sale Securities...............
                                                 -----------    -------     -------       -----      -----------    ------------
Balance 12/31/98..............................    28,661,905    $28,663       5,960       $   6      $20,203,554    $ (5,916,100)
                                                 -----------    -------     -------       -----      -----------    ------------
                                                 -----------    -------     -------       -----      -----------    ------------

                                                UNREALIZED
                                                  GAIN ON
                                                 AVAILABLE
                                                 FOR SALE       RETAINED
                     DATE                       SECURITIES      EARNINGS        TOTALS
----------------------------------------------  -----------    -----------    -----------
Balance 1/1/97................................            0        (18,793)        (1,500)
Reverse Split.................................                                          0
Reverse Acquisition...........................                                  6,747,804
Options Exercised.............................                                  6,600,000
Issued for Acquisitions.......................                                  3,845,570
Treasury Stock Issued.........................                                          0
Preferred Stock Sold:
  Series A....................................                                  1,100,000
Underwriting Expenses.........................                                   (636,500)
Value of Options Issued.......................                                     50,891
Unrealized Gain on Available for Sale
  Securities..................................  $   355,294                       355,294
Reverse Stock Subscription Receivable.........                                 (6,141,600)
Net Loss......................................                    (997,995)      (997,995)
                                                -----------    -----------    -----------
Balance 12/31/97..............................      355,294     (1,016,788)    10,921,964
Preferred Stock Sold:
  Series B....................................                                  3,000,000
Preferred Stock Issued:
  Series C....................................                                          0
Preferred Stock Converted:
  Series A....................................                                          0
  Series B....................................                                          0
Rounding......................................                           3              3
Issued for Acquisition........................                                    300,000
Treasury Stock Retired........................                                          0
Stock Issued as
  Compensation................................                                     63,005
Undewriting Expenses..........................                                   (569,840)
Net Income....................................                     274,230        274,230
Imputed Interest--Current Amortization........                                    (60,500)
Imputed Interest..............................                                          0
Unrealized Gain on
  Available for Sale Securities...............       41,282                        41,282
                                                -----------    -----------    -----------
Balance 12/31/98..............................  $   396,576    $  (742,555)   $13,970,144
                                                -----------    -----------    -----------
                                                -----------    -----------    -----------

            See accompanying independent auditor's report and notes.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                      ---------------------------
                                                                                          1998           1997
                                                                                      ------------    -----------
Cash Flows From Operating Activities:
  Net Income (loss)................................................................   $    337,461    $  (997,995)
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization...............................................        983,264        439,909
       Value of options............................................................              0         50,891
       Market value adjustment on foreclosed real estate...........................              0         63,750
       Deferred Taxes..............................................................         29,785              0
  Other non-cash income/expense items:.............................................        (12,231)             0
  Change in assets and liabilities:
     Increase in points, fees and other receivables................................     (5,432,488)    (1,385,116)
     Increase in prepaid expenses..................................................     (1,584,667)      (485,646)
     Increase in other assets......................................................       (858,757)      (237,270)
     Increase (decrease) in accounts payable and accrued expenses..................      3,174,699     (1,308,427)
     Increase in borrowers escrow funds............................................        866,897        124,211
     Increase in deferred income...................................................        250,003         66,978
     Increase in corp. income taxes payable........................................        310,650              0
                                                                                      ------------    -----------
  Total adjustments................................................................     (2,272,845)    (2,670,720)
                                                                                      ------------    -----------
  Net cash used by operating activities............................................     (1,935,384)    (3,668,715)

Cash Flows From Investing Activities:
  Investment in real estate development partnership................................        (32,000)       (25,000)
  Purchase of property and equipment...............................................       (958,086)      (282,377)
  Mortgages originated (net of those sold).........................................    (45,171,726)    (2,508,157)
  Advances (or allocations) from/to related parties (net)..........................      7,303,015     (1,734,373)
  Disbursement of cash for acquisitions............................................        (60,000)    (1,516,672)
  Receipt of cash through acquisitions.............................................        (24,126)     1,720,555
  Notes receivable extended........................................................     (3,617,408)             0
                                                                                      ------------    -----------
  Net cash used by investing activities............................................   $(42,560,331)   $(4,346,024)
                                                                                      ------------    -----------

            See accompanying independent auditor's report and notes.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                     ---------------------------
                                                                                        1998             1997
                                                                                     -----------      ----------
Cash Flows From Financing Activities:
  Underwriting expenses...........................................................   $  (569,840)     $ (636,500)
  Sale of preferred stock.........................................................     3,000,000       1,100,000
  Payment of notes payable and capital leases.....................................      (269,983)        (42,989)
  Collection of stock subscriptions...............................................             0         458,400
  Net proceeds from warehouse line of credit......................................    44,794,950       9,142,087
  Collection of mortgage receivable...............................................        22,623          21,479
  Dividends Paid..................................................................       (63,231)              0
                                                                                     -----------      ----------
Net cash provided by financing activities.........................................    46,914,519      10,042,477
                                                                                     -----------      ----------
Net increase in cash and equivalents..............................................     2,418,804       2,027,738
Cash and cash equivalents--January 1..............................................     2,027,738               0
                                                                                     -----------      ----------
Cash and cash equivalents--December 31............................................   $ 4,446,542      $2,027,738
                                                                                     -----------      ----------
                                                                                     -----------      ----------

            See accompanying independent auditor's report and notes.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       YEARS ENDED DECEMBER 31,
                                                                                      ---------------------------
                                                                                         1998           1997
                                                                                      ----------    -------------
Supplemental Disclosures:
  Interest Paid....................................................................   $5,141,753    $   1,417,930
                                                                                      ----------    -------------
                                                                                      ----------    -------------
  Income Taxes Paid................................................................   $  113,234    $       6,306
                                                                                      ----------    -------------
                                                                                      ----------    -------------
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
  Equipment acquired through capital lease obligations.............................   $        0    $     100,246
                                                                                      ----------    -------------
                                                                                      ----------    -------------
  Stock issued for subscriptions...................................................   $        0    $   6,600,000
                                                                                      ----------    -------------
                                                                                      ----------    -------------
  Stock and assets used for acquisitions...........................................   $  300,000    $  10,739,317
                                                                                      ----------    -------------
                                                                                      ----------    -------------
  Increase in Market Value of Available-for-Sale Securities........................   $   41,282    $     355,294
                                                                                      ----------    -------------
                                                                                      ----------    -------------
  Assets distributed to reduce debt................................................   $4,744,745    $           0
                                                                                      ----------    -------------
                                                                                      ----------    -------------
  Notes issued to acquire assets...................................................   $  554,710    $           0
                                                                                      ----------    -------------
                                                                                      ----------    -------------

            See accompanying independent auditor's report and notes.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     The financial statements presented herein are of IMN Financial Corp. and Subsidiaries.

     IMN Financial Corp. (the Company) was incorporated under the laws of the State of Delaware on November 12, 1980 as Nuclear & Genetic Technology, Inc. The Company changed its name to NGT Enterprises Inc. and then to IMN Financial Corp., in conjunction with the reorganization described below. The Company was considered to be a development stage company since December 1, 1992, with no operating history. After its reorganization, the Company began operating in the financial services field, through its subsidiaries, as described in the following paragraphs.

     Island Mortgage Network, Inc. ("Island"), a wholly owned subsidiary acquired on May 5, 1997, was incorporated under the laws of the State of New York on December 1, 1992. It operates under the D/B/As "Island Mortgage Network" and "Reliance Mortgage Network". Its principal business activity is the origination and sale of residential mortgage loans. Presently, all mortgages are either table funded, funded through company resources or funded through the Company's warehouse lines of credit. Virtually all loans are closed subject to a binding purchase agreement with an investor and sold shortly after closing. The Company does not perform any loan servicing activities. The Company received its New York State mortgage banker's license on May 12, 1994. It holds additional licenses in the states of Alaska, California, Connecticut, Delaware, Florida, Georgia, Illinois, Maine, Maryland, Massachusetts, New Jersey, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Vermont, Virginia and Washington D.C. As of the date of this report, the Company has applied for its mortgage banking licenses in a number of additional states. It is the Company's intention to continue its expansion nationally. The Company is approved to participate in FHA and Freddie Mac programs.

     Citizens Mortgage Service Company ("Citizens"), a wholly owned subsidiary acquired on September 5, 1997, was incorporated under the laws of the State of Pennsylvania on April 10, 1973. Its principal business activity is that of a full service mortgage banker, consisting of the origination and sale of residential mortgage loans secured by one to four family residences. It holds mortgage bankers' licenses in the states of New Jersey, Pennsylvania and Delaware. Citizens is approved to participate in FHA, Fannie Mae, GNMA and Freddie Mac programs. As of January 1, 1998, all of Citizens mortgage banking activities were conducted through Island. Citizens remained inactive until mid 1998 when it restarted mortgage banking activities in the sub prime market.

     First Equities Service Corp. ("Service") , a wholly owned subsidiary acquired on May 5, 1997, was incorporated under the laws of the State of New York on January 24, 1997. Its principal business activity is participation in real estate development projects through financing efforts. It is presently servicing the same states serviced by Island Mortgage Network, Inc.

     First Equities Commercial Corp. ("Commercial") , a wholly owned subsidiary acquired on May 5, 1997, was incorporated under the laws of the State of New York on January 23, 1997. Its principal business activity is that of a commercial real estate broker. It is presently servicing the same states serviced by Island Mortgage Network, Inc.

     Green Shield Mortgage Corp. ("Green Shield") , a wholly owned subsidiary acquired on August 1, 1997, was incorporated under the laws of the State of New Jersey on December 3, 1996. Its principal business activity is that of a mortgage banker, consisting of the origination and sale of residential mortgage loans secured by one to four family residences. It holds mortgage bankers' licenses in the states of New Jersey and Pennsylvania. Green Shield is approved to participate in FHA programs. Green Shield's activity is included herein from the date of acquisition to December 31, 1997. It was sold effective January 1, 1998 (Note 12).

     1st Potomac Mortgage Corporation ("Potomac"), a wholly owned subsidiary acquired on December 30, 1997, was incorporated under the laws of the State of Virginia on December 28, 1989. Its principal business activity is that of a mortgage banker, consisting of the origination and sale of residential mortgage loans secured by one to four family residences. It holds mortgage bankers' licenses in the states of Virginia, North Carolina and

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

Maryland. Potomac is approved to participate in FHA programs. Potomac's activity is included herein from the date of acquisition to December 31, 1997. It was sold effective January 1, 1998 (Note 12).

     American National Mortgage Corporation ("ANMC") , a wholly owned subsidiary acquired on December 2, 1997, was incorporated under the laws of the State of New Jersey on May 18, 1990. Its principal business activity is that of a mortgage banker, consisting of the origination and sale of residential mortgage loans secured by one to four family residences. ANMC is approved to participate in FHA and Fannie Mae programs. ANMC's activity is included herein from the date of acquisition to December 31, 1997. It was sold effective January 1, 1998
(Note 12).

     Gentry Capital Mortgage Corporation ("Gentry"), a wholly owned subsidiary acquired on April 17, 1998, was immediately liquidated into Island (Note 12).

     Bankers Direct Mortgage Company (BDMC), a wholly owned subsidiary acquired on September 10, 1998, was sold effective immediately after the acquisition (Note 12).

  Principles of Consolidation

     The consolidated financial statements of the Company include the accounts of IMN Financial Corp. and its wholly owned subsidiaries, Island Mortgage Network, Inc. , Citizens Mortgage Service Company, First Equities Service Corp., First Equities Commercial Corp, and the activities of sold subsidiaries where applicable. All significant intercompany balances and transactions have been eliminated in consolidation. Less than 50% owned subsidiaries, which are accounted for under the equity method of accounting, are not included in the consolidation herein.

  Reorganization

     In September 1996, Island, its shareholder (Edward Capuano) and First Equities Corp. ("First Equities") entered into an agreement wherein a reverse acquisition was effectuated. As a result, the shareholder of Island received shares of First Equities Corp. on a pro-rata basis, in exchange for his shares in Island, and Island became a subsidiary of First Equities.

     On April 1, 1997, First Equities entered into an agreement with IMN Equities, Inc. whereby First Equities transferred certain assets (100% of the outstanding stock of Island, 100% of the outstanding stock of Service and 100% of the outstanding stock of Commercial, and its holdings in the of Aristocrat Endeavor Fund, Ltd.) to IMN Equities, Inc., in exchange for 16,760,628 shares of IMN Equities, Inc. common stock and 5,001 shares of IMN Equities, Inc. preferred stock.

     On May 5, 1997, IMN Equities, Inc. entered into an agreement with the Company, whereby IMN Equities Inc. transferred certain assets (100% of the outstanding stock of Island, 100% of the outstanding stock of Service, 100% of the outstanding stock of Commercial, and its holdings in the Aristocrat Endeavor Fund, Ltd.) to the Company, in exchange for 20,221,700 shares of the Company's common stock with a value equal to the book value of the assets received, in accordance with SEC reverse acquisition rules.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

  Mortgage Inventory

     The Company presents its mortgage inventory at lower of cost or market. As of the date of this report, substantially all of the December 31, 1998 mortgage inventory has been sold. Mortgage inventory secures the related warehouse lines of credit (Note 7).

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Accounts Receivable

     Management has analyzed accounts receivable at December 31, 1998 and considers all accounts to be currently collectible. Therefore, no provision has been made for uncollectible accounts.

  Investment securities

     Management determines the appropriate classification of investment securities at the time they are acquired, and evaluates the appropriateness of such classification at each balance sheet date. The classification of those securities and the related accounting policies are as follows:

     Trading securities: Trading securities are held for resale in anticipation of short-term (generally 90 days or less) fluctuations in market prices. Trading securities, consisting primarily of actively traded equity securities, are stated at fair value. Realized and unrealized gains and losses are included in income.

     Available-for-sale securities: For the year ended December 31, 1998 and 1997, the Company has adopted Financial Accounting Standards Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS
115). Under the provisions of SFAS 115, certain marketable securities are considered available-for-sale securities. Available-for-sale securities are stated at fair value, and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity.

     Dividends on marketable equity securities are recognized in income when declared. Realized gains and losses are included in income. Realized gains and losses are determined on the basis of the actual cost of the securities sold.

See Note 3 for further details of the Company's investments.

  Deferred Costs

     Direct processing costs associated with mortgages in the Company's pipeline at December 31, 1998 and 1997, have been deferred. These costs include commissions, processing salaries and related expenses, appraisal fees, credit costs, and other direct expenses. These costs are recognized when a loan commitment between a permanent investor and a borrower has been arranged, and all significant services have been performed.

     Commissions paid under a "draw against commission" arrangement have been deferred when the draw exceeds the commission earned.

  Property and Equipment

     Property and equipment contributed to the Company by a former shareholder are stated at the appraised fair market values at the date of contribution. Property and equipment purchased by the Company is stated at cost.

     Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of the assets.

  Acquisition Goodwill

     Acquisition Goodwill represents the cost in excess of fair value of identifiable assets of acquired businesses, and is being amortized on a straight line basis over 10 years. The Company annually evaluates whether events and circumstances have occurred subsequent to its acquisition, which may indicate that the remaining useful life of goodwill warrants revision, or that the remaining balance of goodwill may not be recoverable. To make a determination as to whether goodwill has been impaired, the Company estimates the related business segment's discounted future cash flows, and compares it to the remaining life of the goodwill.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Revenue Recognition

     All fees are earned and recognized as revenue when a loan commitment between a permanent investor and a borrower has been arranged, and all significant services have been performed. Premium income is recognized when the related mortgage closes and a binding purchase agreement is effectuated, or after title is transferred, whichever occurs first.

     Certain application, commitment and other fees associated with the Company's pipeline as of December 31, 1998 and 1997, collected during loan processing, give rise to the liability account "deferred income". Application fees are recognized as revenue when the loans are closed.

  Income Taxes

     The Company is filing a consolidated income tax return with its subsidiaries. Therefore, the provision for income taxes provided for herein reflects those taxes currently due on a consolidated basis. The Company provides for deferred income taxes resulting from temporary differences in reporting certain income and expense items (Note 19) for income tax and financial reporting purposes. The change in deferred income taxes for the current year is reflected in the provision for income taxes.

  Prior Period Statements

     The 1997 financial statements may have been reclassified to conform with current year's classifications.

  Fair Values of Financial Instruments

     SFAS No. 107 "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial position, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based upon estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions and estimates used, including the discount rate and the estimated future cash flows. In that regard, the resulting fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized by immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying fair value of the Company.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value:

     Cash and cash equivalents: The carrying amount of cash on hand and money market funds is considered to be a reasonable estimate of fair value.

     Mortgage inventory: The fair value of mortgage loans held for sale, presented at lower of cost of market, is estimated at the actual cost of the loan (par value) plus the premium to be paid by the investor. The total estimated fair value is mortgage inventory of $74,109,762 plus premiums of $2,019,808, totaling $76,129,570.

     Mortgage receivable: As disclosed in Note 4, the mortgage is collateralized and carries an adjustable interest rate which varies with prime. Therefore, the carrying amount is considered to be a reasonable estimate of fair value.

     Warehouse financing facilities: This facility has an original maturity of less than 120 days and, therefore, the carrying value is a reasonable estimate of fair value.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recent Pronouncements

     The Company has complied with all recent pronouncements which have effective dates preceding the dates relating to these financial statements. All recent pronouncements which have effective dates subsequent to the dates relating to these financial statements, would have no effect on the financial statements presented herein.

  Earnings per Share

     In accordance with SFAS No. 128, the Company computes basic earnings (loss) per share on a daily weighted average basis, as described in Note 11. Diluted earnings (loss) per share are unchanged from basic, as the change resulting from the conversion of any and all options or convertible securities are immaterial.

2. ACQUISITIONS

  1997

     Pursuant to an acquisition agreement dated August 1, 1997, the Company acquired 100% of the issued and outstanding capital stock of Green Shield. The consideration for this acquisition was 144,906 shares of the Company's common stock, the distribution of a Green Shield note valued at approximately $147,000 and cash of $350,000.

     Pursuant to an acquisition agreement dated September 5, 1997, the Company acquired 100% of the issued and outstanding capital stock of Citizens. The consideration for this acquisition was cash of $376,237.

     Pursuant to an acquisition agreement dated December 30, 1997, the Company acquired 100% of the issued and outstanding capital stock of Potomac. The consideration for this acquisition was $1,000,000 of the Company's common stock (333,333 shares).

     Pursuant to an acquisition agreement dated December 2, 1997, the Company and Island acquired 100% of the issued and outstanding capital stock of ANMC. The consideration for this acquisition was 461,538 shares of the Company's common stock, plus short-term financing totaling $230,000 (Note 15).

     Pursuant to several other acquisition agreements, the Company acquired 100% of the issued and outstanding stock of Bay City Mortgage Corp. ("Bay City"), Senko Financial Services Corp. ("Senko"), and Jefferson Financial Corporation ("Jefferson"). The consideration for these acquisitions was 110,344 shares, 16,667 shares, and 11,320 shares of the Company's common stock, respectively. All of the acquisitions were liquidated into the Company, and the operating assets and liabilities transferred to Island.

     The Company has not completed its valuation of these purchases (due to certain contingencies), and the purchase price allocations are subject to change when further information becomes available. All acquisitions were accounted for using the "purchase" method of accounting.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

2. ACQUISITIONS--(CONTINUED)

     The total purchase price of all the acquisitions is allocated as follows:

Cash and equivalents..........................................................   $  1,441,081
Mortgage inventory............................................................     21,904,705
Accounts receivable...........................................................        661,628
Prepaid expenses..............................................................        147,896
Investments...................................................................      1,664,459
Property and equipment........................................................        595,140
Goodwill......................................................................      5,395,708
Other assets..................................................................        183,833
Accounts payable and accrued expenses.........................................     (2,793,066)
Warehouse line of credit......................................................    (21,449,095)
Deferred income...............................................................        (67,949)
Notes payable.................................................................       (831,336)
Deferred income taxes payable.................................................       (415,174)
Other liabilities.............................................................       (434,027)
                                                                                 ------------
  Total allocation of purchase price..........................................   $  6,003,803
                                                                                 ------------
                                                                                 ------------

     Certain of the foregoing acquisitions were sold during 1998 (Note 12).

  1998

     Pursuant to an acquisition agreement dated April 4, 1998, the Company acquired 100% of the issued and outstanding capital stock of Gentry Capital Mortgage Corporation. The consideration for this acquisition was 94,131 shares of the Company's common stock worth $300,000, $60,000 in cash and notes payable of $394,710. Gentry was then liquidated into the Company and the operating assets and liabilities were transferred to Island.

     Pursuant to an acquisition agreement dated September 4, 1998, the Company acquired 100% of the issued and outstanding capital stock of Bankers Direct Mortgage Company (Bankers). The consideration for this acquisition is contingent on future earnings and certain covenants and is not expected to be material.

     Pursuant to an acquisition agreement dated December 21, 1998, the Company acquired 100% of the assets of Lenders Associates Corporation. The consideration for this acquisition is a note contingent on future earnings and is estimated to be approximately $160,000.

     The Company has not completed its valuation of these purchases (due to certain contingencies), and the purchase price allocations are subject to change when further information becomes available. All acquisitions were accounted for using the "purchase " method of accounting.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

2. ACQUISITIONS--(CONTINUED)

     The total purchase price of all the acquisitions is allocated as follows:

Cash and equivalents..........................................................   $     36,749
Mortgage inventory............................................................      5,357,495
Accounts receivable...........................................................        520,215
Prepaid expenses..............................................................        184,017
Property and equipment........................................................      1,090,112
Goodwill......................................................................      1,006,986
Other assets..................................................................        320,980
Accounts payable and accrued expenses.........................................     (1,060,677)
Warehouse line of credit......................................................     (5,754,392)
Notes payable.................................................................        (76,831)
Other liabilities.............................................................       (709,944)
                                                                                 ------------
  Total allocation of purchase price..........................................   $    914,710
                                                                                 ------------
                                                                                 ------------

     Certain of the foregoing acquisitions were sold during 1998 (Note12).

  Pro Forma Information

     The pro forma unaudited results of operations for the year ended December 31, 1997, assuming the 1997 acquisitions had occurred on January 1, 1997, are as follows:

                                                                                  YEAR ENDED
                                                                                   12/31/97
                                                                                 ------------
Revenues......................................................................   $ 29,965,037
Expenses......................................................................    (33,881,764)
Acquisition Goodwill Amortization.............................................       (823,515)
                                                                                 ------------
Net Income (Loss).............................................................   $ (4,740,242)
                                                                                 ------------
                                                                                 ------------

     The 1998 acquisitions are not considered significant and therefore proforma results of operations for 1998 are not presented.

3. INVESTMENTS

  Investments Without Readily Determinable Fair Values

     The Company owns 100,000 shares of Wireless Mexicano, Inc. ("Wireless"), a related party (Note 13). The investment was acquired in a stock for stock exchange on December 30, 1996, between the Company's former parent, First Equities Corp. and Wireless Mexicano, Inc. The Company valued this exchange utilizing sales of Wireless securities on or about December 30, 1996, to arrive at a cost of $500,000.

     The Company owns common and preferred stock of Seasons Mortgage Group, Inc. ("Seasons"). By agreement, this amounts to a 31.25% ownership interest. The Company acquired this stock as part of its acquisition of Potomac. The stock ownership has been transferred to the Company. In conjunction with purchase accounting rules, the stock has been valued at market value at acquisition date. It is being accounted for utilizing the equity method of accounting thereafter.

     The Company owns 50% of Thunder Development Ltd Co ("Thunder"), a real estate development partnership. The Company acquired its ownership percentage for cash in 1997. This investment is being accounted for utilizing the equity method of accounting.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

3. INVESTMENTS--(CONTINUED)

     Carrying value of investments without readily determinable fair values:

Wireless Mexicano, Inc........................................................   $    500,000
Seasons Mortgage Group, Inc...................................................      1,631,825
Thunder Development Ltd Co....................................................         76,844
                                                                                 ------------
Total.........................................................................   $  2,208,669
                                                                                 ------------
                                                                                 ------------

  Available-for-sale securities

     The Company owns 235,294 shares of Aristocrat Endeavor Fund, Ltd. ("Aristocrat"). The carrying amount of this investment is its fair market value, which is based on the quoted market price at December 31, 1998. The total unrealized holding gain at year ended December 31, 1998 was $396,576 and is reported as a separate component of stockholders' equity. The 235,294 shares of Aristocrat were originally acquired by First Equities Corp. ("First Equities") on January 24, 1997, in exchange for 5,000 shares of First Equities convertible preferred stock. Based on the value of the Aristocrat stock acquired by First Equities, the value of the exchange was $5,000,000. Ownership of Aristocrat was subsequently transferred to the Company as described in Note-1 Reorganization.

                                                                        UNREALIZED
                                      UNREALIZED          CHANGE        HOLDING GAIN                        AGGREGATE FAIR
                                     HOLDING GAIN AT    UNREALIZED          AT                                VALUE AT
                                     DECEMBER 31,       HOLDING GAIN    DECEMBER 31,    ORIGINAL COST OF    DECEMBER 31,
                                         1997            FOR 1998          1998          INVESTMENT             1998
                                     ---------------    ------------    ------------    ----------------    --------------
Aristocrat Endeavor Fund, Ltd.....      $ 355,294         $ 41,282        $396,576         $5,000,000         $5,396,576
Community Bank-Market.............              0                0               0             25,000             25,000
                                        ---------         --------        --------         ----------         ----------
Total.............................      $ 355,294         $ 41,282        $396,576         $5,025,000         $5,421,576
                                        ---------         --------        --------         ----------         ----------
                                        ---------         --------        --------         ----------         ----------

4. MORTGAGE RECEIVABLE

     In conjunction with the sale of The Best Mortgage Company of America, Inc., one of Island's former subsidiaries, the Company holds a mortgage of $2,300,000 on the underlying vacant land.

     The terms of the mortgage provide for equal monthly payments of $15,302, which includes interest thereon at a rate of 7% per annum, for a term of 5 years, based on a 30 year amortization. The unpaid balance is due with the sixtieth monthly payment.

     Aggregate maturities of the mortgage receivable at December 31, 1998 are as follows:

YEAR ENDING:
12/31/99........................................................................   $   26,864
12/31/00........................................................................       28,806
12/31/01........................................................................    2,198,343
                                                                                   ----------
                                                                                   $2,254,013
                                                                                   ----------
                                                                                   ----------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

5. PROPERTY AND EQUIPMENT

     The major categories of property and equipment are as follows at December 31,:

                                                                                1998           1997
                                                                             -----------    -----------
Furniture, Fixtures and Equipment.........................................   $ 2,463,301    $ 1,376,989
Furniture, Fixtures and Equipment under Capital Leases....................       318,845        321,489
Leasehold Improvements....................................................       407,414        292,776
Land......................................................................       207,500              0
                                                                             -----------    -----------
  Total...................................................................     3,397,060      1,991,254
Less: Accumulated Deprecation.............................................    (1,171,431)      (676,174)
                                                                             -----------    -----------
  Total Property and Equipment............................................   $ 2,225,629    $ 1,315,080
                                                                             -----------    -----------
                                                                             -----------    -----------

     Depreciation charged to operations, which includes amortization of capital lease obligations, during 1998 and 1997 was $350,072 and $142,988, respectively.

     Equipment under Capital Leases of $318,845 and $321,489 secure the related financing in 1998 and 1997, respectively (Note 16).

6. INTANGIBLE ASSETS

     The major categories of intangible assets are as follows at December 31,:

                                                                                1998           1997
                                                                             -----------    -----------
Acquisition goodwill......................................................   $ 5,298,562    $ 5,395,661
Other goodwill............................................................       150,000        150,000
Organization costs........................................................       699,345        496,106
Franchise Fee.............................................................             0          6,000
                                                                             -----------    -----------
Total.....................................................................     6,147,907      6,047,767
Less: Accumulated Amortization............................................    (1,052,854)      (428,871)
                                                                             -----------    -----------
Total Intangible Assets...................................................   $ 5,095,053    $ 5,618,896
                                                                             -----------    -----------
                                                                             -----------    -----------

     Amortization expense charged to operations during 1998 and 1997 was $633,192 and $146,029, respectively.

7. WAREHOUSE LINES OF CREDIT

     The Company has the following warehouse and security agreements:

  Island Mortgage Network, Inc.

     Island has seven warehouse and security agreements under which lines of credit have been established for funding mortgage loans. As of December 31, 1998 and 1997, the Company had total credit lines of $98,000,000 and $46,000,000, respectively, from the participating lenders. The agreements call for interest to be calculated at rates based on prime or LIBOR ranging from 7.15% to 11.75%. The related mortgages collateralize each advance. As of December 31, 1998 and 1997, the Company owed $73,344,945 and $28,549,995 under these agreements.

  American National Mortgage Corp.

     As of December 31, 1997, ANMC had three warehouse and security agreements under which lines of credit have been established for funding mortgage loans. As of December 31, 1997, ANMC had total credit lines of $23,000,000 from the participating lenders. The agreements call for interest to be calculated at prime plus 1%, and at the commercial paper rate plus 2.6%. The related mortgages collateralize each advance. As of December 31, 1997, the Company owed $10,735,874 under these agreements.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

7. WAREHOUSE LINES OF CREDIT--(CONTINUED)

     As of December 31, 1998, ANMC is no longer a subsidiary of IMN Financial Corp.

  1st Potomac Mortgage Corp.

     As of December 31, 1998, Potomac had five warehouse and security agreements under which lines of credit have been established for funding mortgage loans. As of December 31, 1997, Potomac had total credit lines of $14,700,000 from the participating lenders. The agreements call for interest to be calculated from a range of prime plus 1% to LIBOR plus 3.5%. The related mortgages collateralize each advance. As of December 31, 1997, the Company owed $4,366,631 under these agreements.

     As of December 31, 1998, Potomac is no longer a subsidiary of IMN Financial Corp.

8. PROFIT SHARING PLAN

     The Company adopted a 401(k) pension plan covering substantially all employees. While the Company may elect to match employee contributions, it did not do so in 1998 or 1997.

9. STOCK BASED COMPENSATION

     As of the date of these financial statements, there were no stock options outstanding issued to employees of the Company under the Company's Employee Stock Option Plan.

     Stock options issued for services (Note 10) are accounted for in accordance with SFAS No. 123. The Company values such stock options using the Black Scholes option valuation model, and expenses the value over the expected life of the option. The amount charged to 1997 was $50,891. There were no options issued for services in 1998.

10. STOCKHOLDERS' EQUITY

  Preferred Stock
  Series A

     On December 31, 1997, the Company entered into a subscription agreement under which investors agreed to purchase 1100 shares of Series A Convertible Preferred Stock, $.001 par value, for $1,000 per share. The total consideration paid was $1,100,000.

     The preferred shares are convertible beginning 100 days from issuance, and ending on the mandatory conversion date, two years from issuance. The number of common shares to be exchanged upon conversion is based upon a formula utilizing the market price of the common stock on or about the conversion date.

     The preferred stock will rank senior to all common stock, now or hereafter issued, and also to any additional preferred stock, now or hereafter issued, as to payment of dividends, distribution of assets upon liquidation, dissolution, or winding up of the corporation, voluntary or involuntary, unless approved by the preferred shareholders, or for a transaction wherein the Company receives proceeds of at least $3 million.

     The preferred stock shall receive dividends of $60.00 per share, payable quarterly, and no more, which shall be fully cumulative, shall accrue without interest (except those in arrears) from the date of issuance, and shall be payable quarterly in cash or Company stock. The preferred stock subscription agreement also provides for warrants which are more fully described under "Options and Warrants" below.

     There is no mandatory redemption required on the part of the investors or the Company, and no sinking fund requirements.

     During 1998 140 preferred shares were converted into 254,562 shares of common stock. Dividends of $63,231 were paid to Series A convertible preferred shareholders in 1998.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

10. STOCKHOLDERS' EQUITY--(CONTINUED)

     In the first quarter of 1998, the Company entered into a Securities Purchase Agreement. Under the terms of the agreement, the buyers would receive 3,150 shares, 8% Convertible Preferred Stock and warrants to purchase additional shares. The proceeds to the Company were $3,000,000. The agreement provided for the issuance of preferred shares and warrants. The shares are convertible at 75% of the average closing bid prices of the Company's common stock as quoted by Bloomberg, LP for the five-day trading period (the "Average Price") ending on the day prior to the date of the conversion (the "Conversion Price"). The Conversion Price may not be greater than 120% of the Average Price on the closing date (the "Maximum Price"). The warrants expire on February 20, 2001 and are exercisable at 120% of the market price on the date of exercise. During 1998, all of the Series B preferred shares were converted into 3,522,180 shares of common stock.

  Series C

     In October 1998, the Company issued 5,000 shares of Convertible Preferred Stock to the Aristocrat Endeavor Fund, Ltd. (Aristocrat). The transaction reinstates Aristocrat to its proper preferred stock holding position, erroneously excluded from the stock distributions during the Company's reverse acquisition in 1997.

     The Series C shares are non voting and have no preference as to dividends. They are convertible into 200 shares of common stock, per preferred share, at a conversion price of $5 per share.

  Paid-in Capital and Common Stock
  1997

     On May 13, 1997, the Company issued 20,221,700 shares of common stock in connection with the acquisition of certain assets from IMN Equities, Inc. This transaction resulted in an increase in the equity of the Company of $6,747,804, based on the book value of the assets acquired (a reverse acquisition).

     On May 13, 1997, the Company issued 1,100,000 options to each of two consulting companies (total options issued--2,200,000) for services rendered to the Company. The exercise price of $3.00 per share was equal to the market price of the underlying stock on that day. The options were exercised simultaneously, resulting in an increase in equity of $6,600,000.

     On August 1, 1997, the Company issued options to purchase shares of the Company stock to a consultant (see "Options and Warrants"). These options were valued in accordance with SFAS 123 (Note 9), and a portion was charged to expense and paid-in capital in the amount of $50,891. This transaction had no effect on the equity of the Company.

     At various times during 1997 the Company issued common stock to acquire other companies (Note 2). The total stock issued for acquisitions in 1997 was 1,078,108 shares increasing the equity of the Company by $3,845,570.

     On December 31, 1997, the Company issued preferred stock as described above (see "Preferred Stock" above). The transaction resulted in an increase in the equity of the Company of $1,100,000.

     On December 17, 1997, the Company issued 7,000,000 shares of treasury stock for future use. The shares are held in the corporate name and are unencumbered.

     In conjunction with the foregoing sales of shares, the Company paid consulting fees and incurred expenses which were charged to paid-in capital, and resulted in a decrease in the equity of the Company of $635,500.

  1998

     As described in the preferred stock section above, the Company sold Series B Preferred Shares during 1998 resulting in an increase to the equity of the Company of $3,000,000.

     At various times during 1998 the Company issued common stock to acquire other companies (Note 2). The total stock issued for acquisitions in 1998 was 94,131 shares increasing the equity of the Company by $300,000.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

10. STOCKHOLDERS' EQUITY--(CONTINUED)

     In January 1998, the Company paid for services by issuing 26,925 shares of common stock. The transaction had the effect of a charge to expense and an increase to paid-in capital in the amount of $63,005.

     In conjunction with the foregoing sales of shares, the Company paid consulting fees and incurred expenses which were charged to paid-in capital, and resulted in a decrease in the equity of the Company of $569,840.

  Options and Warrants

     On May 13, 1997, the Company implemented and registered in form S-8, a nonstatutory stock option plan. Under the terms of the plan, the Company can issue up to 4,000,000 stock options, which upon exercise, are unrestricted shares. The plan calls for issuance of options until December 31, 1999. As indicated above, the Company issued 2,200,000 of these options on May 13, 1997, all of which were exercised.

     On August 1, 1997, the Company issued options to a consultant as indicated above. The options grant the right to purchase 75,000 shares at $6.625 until August 1, 1999. There are restrictions as to the number of shares which may be purchased during specific time periods. In accordance with SFAS 123, the options were valued using the Black-Sholes option model resulting in a charge to income of $50,891.

     The 2,200,000 options issued and exercised in 1997 to consultants of the Company produced a zero value utilizing the Black-Sholes option model since the exercise price and market price were equal and the options were exercised simultaneously.

  Subscriptions to Common Stock

     On May 13, 1997, the Company issued 2,200,000 shares of common stock upon the exercise of stock options described above in the Paid-In capital and Options and Warrants sections. In consideration for the stock, the shareholders executed promissory notes to the Company. The notes are due on or before May 13, 2002. The notes bear interest at 5% per annum, and a financing fee of $330,000 was charged upon the issuance. Interest was imputed to adjust the interest rate to 9% per annum. As of December 31, 1998, total payments against the notes were $458,400.

11. EARNINGS PER SHARE

     Earnings per share has been computed on the basis of the total weighted average number of shares outstanding.

                                                                            DECEMBER 31,   DECEMBER 31,
                                                                               1998           1997
                                                                            -----------    -----------
number of shares outstanding--start of period............................    31,764,107      1,064,300
increase (decrease) in shares outstanding................................    (3,102,202)    30,699,807
                                                                            -----------    -----------
number of shares outstanding--end of period..............................    28,661,905     31,764,107
                                                                            -----------    -----------
                                                                            -----------    -----------

                                                                             DECEMBER      DECEMBER 31,
                                                                             31, 1998         1997
                                                                            -----------    -----------
weighted average number of shares outstanding--basic.....................    29,139,093     30,562,402
                                                                            -----------    -----------
weighted average number of shares outstanding--diluted...................    30,406,423            n/a
                                                                            -----------    -----------
                                                                            -----------    -----------

12. SALE OF SUBSIDIARIES

     On March 31, 1998 the Company entered into an agreement to sell Green Shield Mortgage Corp., 1st Potomac Mortgage Corporation, and American National Mortgage Corporation to Northport Industries, Inc.(Northport). The agreement was effective January 1, 1998 and provided for $100 in consideration. In addition, the Company agreed to continue to manage the sold companies for a period of one year. Northport

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

12. SALE OF SUBSIDIARIES--(CONTINUED)

agreed to pay a $10,000 a month management fee, per company, and to reimburse the Company for any monies expended on its behalf through the issuance of a promissory note.

     On October 16, 1998 the Company entered into a second agreement with Northport to sell Bankers Direct Mortgage Company and Gentry Capital Financial Services, Inc. The agreement was effective September 10, 1998. The balance of the terms of the contact mirror the previous contract.

     Under these agreed upon terms, Northport owed the Company $3,617,408 plus interest of $217,044 as of December 31, 1998. This debt, evidenced by a promissory note, was assigned to the Skulsky Trust, as repayment of debt. It should be noted that the company removed certain intangible assets from these subsidiaries before the sale. These assets continue to be carried on the Company's books as Goodwill and consequently no gain or loss was recognized on these sales.

13. RELATED PARTY TRANSACTIONS

     During 1997 and 1998, the Company was involved in advances to and from the following related entities. In addition, many of these companies were charged for their share of administrative costs and direct expenses (paid on their behalf) and management fees, which totaled $8,895,837 and $2,952,813 for the years ended December 31, 1998 and 1997, respectively. $360,000 and $699,662 of the management fee income shown in the Operating Income section of the Consolidated Statements of Income for the years ended December 31, 1998 and 1997, respectively, is from related parties.

          (1) Network Title Agency Corporation--75% owned by a minority shareholder (less than 5%) of the Company, under common administration

          (2) C.S. Amsterdam Realty, Inc.--Owned by a minority shareholder (less than 5%) of the Company, under common administration.

          (3) UCMC Consulting Corp.--Owned by a majority shareholder of the parent and an employee of the Company, under common administration.

          (4) Wireless Mexicano, Inc.--Partially owned by a minority shareholder (less than 5%) of the Company, under common administration.

          (5) Edward Capuano--Majority shareholder of the Company.

          (6) The Skulsky Trust--The trustee is an employee of the Company, and the trust's beneficiary is a minority shareholder (less than 5%) of the Company.

          (7) Seasons Mortgage Group, Inc.--31% acquired by Company as part of the Potomac acquisition.

          (8) Action Abstract, Inc.--Owned by a director of the Company.

     The Skulsky Trust has an agreement with the Company whereby the Company has the right to offset any intercompany balance against monies owed to the trust. Accordingly, the Company had a net balance due to the Skulsky Trust of $10,439,778 and $4,920,813, as of December 31, 1998 and 1997, respectively. The debt is interest free with no set repayment terms.

14. OPERATING LEASES

     The Company is obligated under a number of operating leases for its main and branch office facilities, and equipment leases. The leases expire on various dates through September 2003. Total rent expense aggregated $1,213,327 and $820,924, for the years ended December 31, 1998 and 1997, respectively.

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

14. OPERATING LEASES--(CONTINUED)

     The lease obligations are as follows, for the years ending December 31,:

1999............................................................................   $1,132,266
2000............................................................................      800,956
2001............................................................................      509,035
2002............................................................................      351,572
2003............................................................................       83,481
                                                                                   ----------
  Total.........................................................................   $2,877,310
                                                                                   ----------
                                                                                   ----------

15. NOTES PAYABLE

  IMNF and Island

     In conjunction with the acquisition of ANMC on December 2, 1997 (Note 2), the Company is indebted to the former shareholder of ANMC in the amount of $230,000. The terms of the note provide for a down payment of $130,000 in January 1998, and monthly principal payments of $15,000 for six months, with a final payment of $10,000 the following month. The note is non-interest bearing. As of December 31, 1998 and 1997, the outstanding balance was $0 and $230,000, respectively.

     In conjunction with the acquisition of Gentry, the Company owes $434,327 at December 31, 1998. It consist partly of an installment note, with a due date of October 2000. It is payable in monthly installments of $2,409, which includes interest at 10.5%. The balance at December 31, 1998 is $49,971. The remaining balance of $384,356 is composed of two notes with identical terms, to the former owners of Gentry. Each note is due May 2008, and is payable in monthly installments of $2,500, which includes interest at 9%.

     In connection with an acquisition of assets made during 1998, the Company owes $180,772 at December 31, 1998. It is expected to be paid within the coming twelve months.

  Green Shield Mortgage Corp.

     Green Shield is indebted to a bank in the amount of $169,111. The obligation is an installment note, with a due date of December 10, 2001. It is payable in monthly installments of $4,109, which includes interest at 7.75%. It is secured by property owned by the former Green Shield shareholder and, per the acquisition agreement, is to be replaced by Company collateral. In connection with the sale of Green Shield during 1998, this note is no longer an obligation of the Company (Note 12).

  1st Potomac Mortgage Corp.

     Potomac is indebted to a bank in the amount of $199,190. The obligation is a line of credit, and is due in 1998. It bears interest at the rate of prime plus 2%, and is secured by substantially all of the assets of Potomac.

     Potomac is indebted to a bank in the amount of $184,811. The obligation is an installment note, with a due date of September 20, 2000. It is payable in monthly installments of $2,079, which includes interest at 9.25%. It is also secured by substantially all of the assets of Potomac.

     Potomac is indebted to a former shareholder in connection with a stock redemption in the amount of $134,748. The note is payable in monthly installments of $5,000, including imputed interest at 5.75%, plus certain lump sum payments. The note is due December 30, 1998. The related stock is being held in escrow as collateral.

     Potomac is indebted to various other parties in the amount of $132,137. The debts are due at various times, ending in the year 2000. They carry interest rates which range from 9.5% to 10.99%. These loans are unsecured.

     In connection with the sale of Potomac during 1998, the above items are no longer obligations of the Company (Note 12).

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

15. NOTES PAYABLE--(CONTINUED)

  First Equities Service Corp.

     Service is indebted to a bank in the amount of $97,275. The obligation is an installment note, with a due date of January 2003. It is payable in monthly installments of $1,104, which includes interest at 9%. It is secured by the related real estate.

     Principal payments are due in accordance with the following schedule, for the years ending December 31:

1999..............................................................................   $250,118
2000..............................................................................     78,353
2001..............................................................................     56,802
2002..............................................................................     62,130
2003..............................................................................     40,311
Thereafter........................................................................    224,660
                                                                                     --------
Total.............................................................................   $712,374
                                                                                     --------
                                                                                     --------

16. CAPITAL LEASE OBLIGATIONS

     The Company leases equipment with lease terms expiring through August 2002. Obligations under capital leases are reflected in the accompanying financial statements at the present value of future minimum lease payments, discounted at interest rates ranging from 8.4% to 18%.

     The future minimum lease obligations under capital leases, and the net present value of the future minimum lease payments, are due as follows, for the years ending December 31,

1999..............................................................................   $ 60,652
2000..............................................................................     41,845
2001..............................................................................     38,895
2002..............................................................................     13,905
                                                                                     --------
Total minimum lease payments......................................................    155,297
Less: Amounts representing interest...............................................     19,480
                                                                                     --------
Present value of net minimum lease payments.......................................   $135,817
                                                                                     --------
                                                                                     --------

17. COMMITMENTS AND CONTINGENCIES

  Employment Contracts

     The Company has entered into employment contracts with certain senior members of management. Some agreements renew automatically on an annual basis, and others continue until October 2003. Some include provisions for bonuses based on volume at particular locations.

     The following schedule presents the minimum amounts due for the next five years under these contracts, assuming the contracts continue to renew:

YEARS ENDING DECEMBER 31,
----------------------------------------------------------------------------------
1999..............................................................................   $691,200
2000..............................................................................   $691,200
2001..............................................................................   $632,867
2002..............................................................................   $516,200
2003..............................................................................   $360,100

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

17. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

  Mortgages

     In the normal course of business, the Company enters into commitments to extend mortgages to borrowers whose loans have not closed at year end. On December 31, 1998 and 1997, those commitments totaled $97,703,391 and $83,425,596, respectively.

     Also in the normal course of business, the Company enters into commitments to sell mortgages to investors. These commitments include loans closed before year end, which are currently in inventory, as well as loans closed after year end. On December 31, 1998 and 1997, those commitments amounted to $171,813,153 and $94,207,977, respectively.

  Contingencies--Off Balance Sheet Risk

     Service is a general partner in a real estate development company, Thunder Development LTD Co. The partnership has obligations, under mortgages and promissory notes, to various parties, which total $1,409,568. The total assets of Service, included herein, potentially exposed to a claim relating to these items, are $1,200,428.

     During the normal course of operations, warehouse lenders provide funding to third party escrow accounts on behalf of the Company for mortgages which do not close immediately. The escrow balance varies depending on the Company's volume of business.

  Other Commitments

     In connection with the acquisitions described above, and the related employment agreements, the Company has agreed to issue additional shares of stock, should certain volume levels be achieved. The agreements state specific numbers of shares (110,000) in some instances , dollar amounts ($1,525,000) to be divided by market value in other instances, and formulas for both dollar amounts and number of shares in still other instances.

18. CONCENTRATIONS OF CREDIT RISK

     The Company maintains cash balances at several financial institutions. The Federal Deposit Insurance Corporation insures balances at each institution up to $100,000. Uninsured balances aggregated $4,468,469 and $1,819,941 at December 31, 1998 and 1997, respectively.

19. INCOME TAXES

     Temporary differences which give rise to deferred tax assets and liabilities as of December 31, 1998 are as follows:

                                                                              DEFERRED TAX    DEFERRED TAX
                                                                                ASSET         LIABILITY
                                                                              ------------    ------------
Provision for doubtful accounts............................................     $259,500        $      0
Liability attributable to appreciated asset acquired.......................            0         415,065
Deferred profit on Installment Sale........................................            0         289,345
                                                                                --------        --------
                                                                                $259,500        $704,410
                                                                                --------        --------
                                                                                --------        --------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

19. INCOME TAXES--(CONTINUED)

     The provision for income taxes is as follows:

                                                                    DECEMBER 31,    DECEMBER 31,
                                                                       1998            1997
                                                                    ------------    ------------
Current:
  Federal........................................................    $  622,045      $        0
  State..........................................................       295,946          27,999
Deferred:
  Federal........................................................      (429,230)              0
  State..........................................................       (38,925)              0
                                                                     ----------      ----------
     Total.......................................................    $  449,836      $   27,999
                                                                     ----------      ----------
                                                                     ----------      ----------

     The Provision for Income Taxes is different than the amount computed using the United States Federal Statutory Income Tax Rate for the reasons set forth below:

                                                                              DECEMBER 31,      DECEMBER 31,
                                                                                1998            1997
                                                                              ------------    ------------
Expected tax at US statutory rate..........................................       34.0%           (34.0)%
State and local income taxes*..............................................       32.6%             2.9%
Valuation allowance for operating loss
  carryforwards not expected to be used (released).........................       (9.5)%           34.0%
                                                                                  ----           ------
  Total....................................................................       57.1%             2.9%
                                                                                  ----           ------
                                                                                  ----           ------

------------------
* Effective rate is high due to the fact that subsidiaries do not file state tax returns on a consolidated basis. As a result, no net operating loss carryforward is available to one of the subsidiaries with a very large taxable income. In addition, other subsidiaries with taxable losses currently have state taxes due based on capital.

20. PRIMARY FINANCIAL STATEMENT COMPONENTS

  Primary Components of Prepaid Expenses

                                                                              DECEMBER 31,    DECEMBER 31,
                                                                                 1998            1997
                                                                              ------------    ------------
Prepaid processing costs...................................................    $1,897,326      $  878,420
Advance draws against commissions..........................................     1,387,354         988,250
Prepaid insurance..........................................................        79,083          47,332
Other prepaid expenses.....................................................       327,060          68,733
                                                                               ----------      ----------
Total prepaid expenses.....................................................    $3,690,823      $1,982,735
                                                                               ----------      ----------
                                                                               ----------      ----------

  Primary Components of General and Administrative Expenses

                                                                            DECEMBER 31,    DECEMBER 31,
                                                                                1998            1997
                                                                            ------------    ------------
Salaries.................................................................   $  3,858,710    $  1,112,025
Payroll taxes and benefits...............................................        858,537         342,061
Rent and occupancy.......................................................      1,206,010         710,341
Other expenses...........................................................      5,096,563       1,019,722
                                                                            ------------    ------------
Total general and administrative expenses--operating and closed
  branches...............................................................   $ 11,019,820    $  3,184,149
                                                                            ------------    ------------
                                                                            ------------    ------------

                      APPONLINE.COM, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1998 AND 1997

20. PRIMARY FINANCIAL STATEMENT COMPONENTS--(CONTINUED)

  Primary Components of Field and Direct Expenses

                                                                            DECEMBER 31,    DECEMBER 31,
                                                                                1998            1997
                                                                            ------------    ------------
Salaries.................................................................   $  6,174,654    $  1,286,416
Commissions..............................................................      7,948,276       4,505,625
Payroll Taxes and Benefits...............................................      1,185,637         513,091
Appraisal Fees and Credit Reports........................................      2,297,195       1,127,592
Other expenses...........................................................        569,654         835,011
                                                                            ------------    ------------
  Total field and direct expenses--operating and closed branches.........   $ 18,175,416    $  8,267,735
                                                                            ------------    ------------
                                                                            ------------    ------------

21. ACQUISITION RELATED EXPENSES

  1997

     This item includes expenses incurred by certain acquired corporations. The results of operations of these companies is included in the statement of income of the Company, effective with the acquisition date. Certain mortgages in process at the acquisition date were completed in the acquired company, which gives rise to these expenses.

                               DONALD HENIG, INC.
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Independent Auditor's Report...............................................................................   F-39
Financial Statements:
     Statement of Financial Position.......................................................................   F-40
     Statement of Income...................................................................................   F-41
     Statement of Retained Earnings........................................................................   F-42
     Statement of Cash Flows...............................................................................   F-43
     Notes to Financial Statements.........................................................................   F-44

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Donald Henig, Inc.

     We have audited the accompanying statement of financial position of Donald Henig, Inc. (a New York corporation) as of December 31, 1996 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Donald Henig, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Werblin, Casuccio & Moses, P.C.
Syosset, New York

March 28, 1997

                               DONALD HENIG, INC.
                        STATEMENT OF FINANCIAL POSITION
                               DECEMBER 31, 1996

                                    ASSETS

Cash....................................................................................   $   164,774
Mortgage Inventory......................................................................    10,386,660
Points and Fees Receivable..............................................................       262,614
Other Receivables.......................................................................        24,548
Investments.............................................................................       660,293
Prepaid Expenses........................................................................       924,898
Mortgage Receivable.....................................................................     2,300,000
Property and Equipment (Net of $95,418 Accumulated Depreciation)........................       439,870
Intangible Assets (Net of $101,737 Accumulated Amortization)............................       547,234
Other Assets............................................................................        87,666
                                                                                           -----------
     Total Assets.......................................................................   $15,798,557
                                                                                           -----------
                                                                                           -----------
                                 LIABILITIES
Accounts Payable and Accrued Expenses...................................................   $ 1,461,991
Warehouse Lines of Credit...............................................................    10,240,904
Borrowers' Escrow Funds.................................................................       111,409
Capital Lease Obligations...............................................................       156,380
Advances from Parent....................................................................       124,160
Due to Related Party....................................................................     1,007,859
Other Liabilities.......................................................................        99,340
Deferred Income.........................................................................       280,809
                                                                                           -----------
     Total Liabilities..................................................................   $13,482,852
                                                                                           -----------
                                                                                           -----------

                             STOCKHOLDERS' EQUITY
Preferred Stock--1,000,000 shares, $.001 par value authorized; 110,000 shares
  outstanding...........................................................................   $       110
Common Stock--5,000,000 shares, $.001 par value authorized; 1,000,000 shares
  outstanding...........................................................................         1,000
Paid in Capital.........................................................................     2,298,111
Retained Earnings.......................................................................        16,484
                                                                                           -----------
     Total Stockholders' Equity.........................................................     2,315,705
                                                                                           -----------
     Total Liabilities And Stockholders' Equity.........................................   $15,798,557
                                                                                           -----------
                                                                                           -----------

            See accompanying independent auditor's report and notes.

                               DONALD HENIG, INC.
                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Operating Income:
  Points, Fees and Premium Income..................................................................   $ 5,554,241
  Interest Income..................................................................................       440,890
                                                                                                      -----------
     Total Operating Income........................................................................     5,995,131
Operating Expenses:
  Field and Direct Expenses........................................................................    (3,375,700)
  Interest Expense.................................................................................      (542,781)
                                                                                                      -----------
     Total Operating Expenses......................................................................    (3,918,481)
                                                                                                      -----------
Gross Profit.......................................................................................     2,076,650
General And Administrative Expenses................................................................    (2,859,276)
                                                                                                      -----------
Income (Loss) From Operations......................................................................      (782,626)
                                                                                                      -----------
  Other Income And (Expenses)
  Interest Expense.................................................................................        (3,677)
  Net Gain on Sale of Subsidiaries.................................................................       856,232
                                                                                                      -----------
  Total Other Income and (Expenses)................................................................       852,555
                                                                                                      -----------
Income Before Provision For Income Taxes...........................................................        69,929
  Income Tax Provision.............................................................................        (8,642)
                                                                                                      -----------
  Net Income (Loss)................................................................................   $    61,287
                                                                                                      -----------
                                                                                                      -----------

            See accompanying independent auditor's report and notes.

                               DONALD HENIG, INC.
                         STATEMENT OF RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Retained Earnings--January 1...........................................................................  $ (44,803)
Net Income (Loss)......................................................................................     61,287
                                                                                                         ---------
Retained Earnings--December 31.........................................................................  $  16,484
                                                                                                         ---------
                                                                                                         ---------

            See accompanying independent auditor's report and notes.

                               DONALD HENIG, INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Cash Flows From Operating Activities:
  Net Income (Loss)...............................................................................   $     61,287
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization.................................................................................         98,362
     Depreciation.................................................................................         50,942
     Realized gain on sale of subsidiaries........................................................       (856,232)
  Change in assets and liabilities:
     Decrease in points and fees receivable.......................................................       (194,385)
     Increase in prepaid expenses.................................................................       (632,207)
     Increase in other assets.....................................................................        (82,312)
     Increase in other current receivables........................................................        (14,548)
     Increase in accounts payable.................................................................        898,285
     Increase in other liabilities................................................................        105,340
     Increase in deferred income..................................................................        198,537
                                                                                                     ------------
       Total adjustments..........................................................................       (428,218)
                                                                                                     ------------
  Net cash provided (used) by operating activities................................................       (366,931)
Cash Flows From Investing Activities:
  Purchase of fixed assets........................................................................       (190,627)
  Purchase of intangible assets...................................................................       (492,971)
  Mortgages originated (Net)......................................................................    (83,698,098)
  Mortgages sold..................................................................................     75,800,226
                                                                                                     ------------
  Net cash provided (used) by investing activities................................................     (8,581,470)
Cash Flows From Financing Activities:
  Advances from parent............................................................................        124,160
  Proceeds from warehouse line of credit..........................................................     85,179,479
  Repayments of warehouse line of credit..........................................................    (76,287,784)
  Collection of notes receivable..................................................................         52,331
  Reduction of capital lease obligations..........................................................        (20,755)
                                                                                                     ------------
  Net cash provided (used) by financing activities................................................      9,047,431
                                                                                                     ------------
Net increase (decrease) in cash and equivalents...................................................         99,030
Cash And Cash Equivalents--January 1..............................................................         65,744
                                                                                                     ------------
Cash And Cash Equivalents--December 31............................................................   $    164,774
                                                                                                     ------------
                                                                                                     ------------
Supplemental Disclosures:
  Interest expense................................................................................   $    520,741
                                                                                                     ------------
  Income taxes....................................................................................   $      3,336
                                                                                                     ------------
Supplemental Disclosures Of Non-cash Investing And Financing Activities:
  Equipment acquired through capital lease obligations............................................   $    143,318
                                                                                                     ------------
  Investment donated by parent company............................................................   $    500,000
                                                                                                     ------------

            See accompanying independent auditor's report and notes.

                               DONALD HENIG, INC.
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     The financial statements presented herein are of Donald Henig, Inc., a subsidiary of First Equities Corp. (formerly Cenna Communications, Inc.).

     Donald Henig, Inc. was incorporated under the laws of the State of New York on December 1, 1992. It operates under the D/B/A's "Island Mortgage Network" and "Reliance Mortgage Network". Its principal business activity is that of a licensed mortgage banker. Presently, all mortgages are either table funded or funded through the Company's warehouse lines of credit. Those funded using the warehouse lines of credit are closed subject to a binding purchase agreement with an investor and sold shortly after closing. The Company does not perform any loan servicing activities. The Company received its New York State mortgage banker's license on May 12, 1994. It holds additional licenses in the states of Connecticut, New Jersey, New Mexico, Pennsylvania, Florida, Texas, North Carolina, and Missouri. As of the date of this report, the Company has applied for its mortgage banking licenses in a number of additional states. It is the Company's intention to continue its expansion nationally.

  Reorganization

     Pursuant to an agreement dated September 1, 1995, between Donald Henig, Inc., the existing corporate shareholder, and certain investors, a complete change in ownership of the Company was effectuated. In accordance with the agreement, the Company entered into employment contracts with the existing president (Note 13) and exchanged certain corporate receivables for a 5 percent interest in Mortgage Tech Group Ltd. (Note 2).

     In September of 1996, the Company, its shareholder and First Equities Corp. (formerly Cenna Communications, Inc.) entered into an agreement wherein a reverse acquisition was effectuated. As a result of the transactions the shareholders of the Company received shares of First Equities Corp. on a pro-rata basis, in exchange for their shares in the Company. This transaction did not change control of the Company as the principal shareholder retained in excess of 90% of the outstanding stock of the parent.

  Mergers, Acquisitions, and Disposals

     Pursuant to an agreement between Donald Henig, Inc., and C.S. Amsterdam Realty, Inc., dated September 1, 1995, Donald Henig Inc. received as a contribution to capital, one hundred percent of the outstanding stock of C.S. Amsterdam Realty, Inc. On January 2, 1996, the Company sold its entire interest in C.S. Amsterdam Realty, Inc. (Notes 8 and 10).

     Pursuant to an agreement between Donald Henig, Inc. and The Best Mortgage Services of America, Inc. (Best), dated December 27, 1995, the Company acquired ninety three percent of the voting rights of Best. The agreement provided for the acquisition of preferred stock in Best, which has a par value of $1,400,000, in exchange for 110,000 shares of Donald Henig, Inc. preferred stock (Note 7). On December 14, 1996, the Company sold its entire interest in Best (Notes 8 and
10).

     On February 17, 1996, the Company initiated a branch office operation in Syracuse, New York. In conjunction with this office, the Company entered into an asset purchase agreement with Patriot Mortgage Company, L.P. Under this agreement, the Company is obligated to remit as the purchase price, a share of certain income with respect to the acquired mortgage pipeline. These costs have been expensed as incurred.

                               DONALD HENIG, INC.
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

  Mortgage Inventory

     The Company presents its mortgage inventory at the lower of cost or market. As of the date of this report, substantially all of the December 31, 1996 mortgage inventory has been sold. Mortgage Inventory secures the related warehouse lines of credit (Note 6).

  Accounts Receivable

     Management has analyzed accounts receivable at December 31, 1996 and considers all accounts to be currently collectible. Therefore, no provision has been made for uncollectible accounts. As of the date of this report, substantially all of the accounts receivable have been collected.

  Deferred Costs

     All direct processing costs associated with mortgages in the Company's pipeline at December 31, 1996 have been deferred. These costs include commissions, processing salaries and related expenses, appraisal fees, credit costs, and other direct expenses.

     Commissions paid under a "draw against commission" arrangement have been deferred when the draw exceeds the commission earned.

  Property and Equipment

     Property and equipment contributed to the corporation by the sole shareholder are stated at the appraised fair market values at the date of contribution. Property and equipment purchased by the corporation are stated at cost.

     Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of the assets. Depreciation charged to operations, which includes amortization of capital lease obligations, for the year ended December 31, 1996, was $50,942.

  Intangible Assets

     Intangible assets consist of goodwill, acquired from UCMC Consulting Corp., in the amount of $150,000, and a franchise fee paid to Mortgage Tech Group, Ltd., purchased in 1994 for $6,000, and organization costs in the amount of $492,972, incurred in 1996 for the start up of new branches. These items are being amortized over fifteen, five and three years, respectively. The total amortization expense charged to operations during 1996 was $98,362.

  Revenue Recognition

     All fees are earned and recognized as revenue when the related mortgages close. Premium income is recognized when the related mortgage closes and a binding purchase agreement is effectuated, or after title is transferred, whichever occurs first.

     Certain application, commitment and other fees associated with the Company's pipeline as of December 31, 1996, collected during loan processing, give rise to the liability account "deferred income".

                               DONALD HENIG, INC.
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Tax returns (as well as the financial statements) are prepared using the accrual method of accounting.

     The Company's taxable income or losses are to be included in the consolidated federal income tax return of First Equities Corp. (the parent). The Company is filing New York State and other foreign state corporation tax returns on a separate company basis.

  Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENTS

     The Company owns a 5% interest in Mortgage Tech Group, Ltd. This investment was acquired in conjunction with the reorganization of the Company in 1995. The investment is reflected at cost, as no market value information is available.

     The Company owns 100,000 shares of Wireless Mexicano, Inc., a related party (Note 10). The investment was acquired in a stock for stock exchange on December 30, 1996, between the Company's parent, First Equities Corp. and Wireless Mexicano, Inc. Simultaneously, the stock was donated by First Equities Corp. to Donald Henig, Inc., its subsidiary. The Company accounted for this purchase utilizing recent sales of said securities to estimate market value at $500,000. This accounts for the increase in paid in capital.

3. NOTES RECEIVABLE

     On October 16, 1995, the Company sold its Rochester branch for $118,556. The initial terms of the sale provided for a down payment of $31,225 and monthly principal payments of $12,500 for six months, with a final payment of $12,331 the following month.

     Interest was payable on the unpaid balance, monthly, at 8.75% per annum. The loan is personally guaranteed by the shareholder of the corporate buyer. On October 16, 1996, the terms of the sale were amended, to provide for four equal monthly payments of $5,000 each, commencing November 15, 1996. As of December 31, 1996, the outstanding balance was $10,000 and is included herein in other receivables.

4. MORTGAGE RECEIVABLE

     In conjunction with the sale of The Best Mortgage Company of America, Inc., one of the Company's subsidiaries (Note 8), the Company took back a mortgage (on the underlying vacant land) in the amount of $2,300,000. It should be noted that the land is encumbered by certain security interests totaling approximately $735,000 (for a related party liability), which until satisfied, reduces the value of the collateral.

     The terms of the mortgage provide for equal monthly payments of $15,301.96, which includes interest thereon at a rate of 7% per annum, for a term of 5 years , based on a 30 year amortization. The unpaid balance shall be due and payable with the sixtieth monthly payment.

                               DONALD HENIG, INC.
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

4. MORTGAGE RECEIVABLE--(CONTINUED)

     Aggregate maturities required on the mortgage receivable at December 31, 1996 are as follows:

YEAR ENDING:
12/31/97........................................................................   $   23,364
12/31/98........................................................................       25,053
12/31/99........................................................................       26,864
12/31/00........................................................................       28,806
12/31/01........................................................................    2,195,913
                                                                                   ----------
                                                                                   $2,300,000
                                                                                   ----------
                                                                                   ----------

5. PROPERTY AND EQUIPMENT

     The major categories of property and equipment at December 31, 1996 are as follows:

Furniture, Fixtures & Equipment...................................................   $298,656
Furniture, Fixtures & Equipment under Capital leases..............................    191,339
Leasehold Improvements............................................................     45,293
                                                                                     --------
  Total...........................................................................    535,288
Less: Accumulated Depreciation....................................................    (95,418)
                                                                                     --------
  Total Property & Equipment......................................................   $439,870
                                                                                     --------
                                                                                     --------

     Certain items of the assets secure the related financing.

6. WAREHOUSING LINES OF CREDIT

     The Company has four warehouse and security agreements under which certain lines of credit have been established for funding mortgage loans. As of December 31, 1996, the Company had total credit lines of $17,000,000 from the participating lenders. All of the agreements call for interest computed at either prime plus two or LIBOR plus four and collateralize each advance with the related mortgage. As of December 31, 1996, the Company owed $10,240,904 under these agreements.

7. PREFERRED STOCK

     As of December 31, 1996 there were 110,000 shares of preferred stock outstanding. The shares are non-voting, convertible to common stock on a one for one basis, and redeemable at $12.72 per share.

8. SALES OF SUBSIDIARIES

     On January 2, 1996, the Company sold its entire interest in C.S. Amsterdam Realty, Inc. to a related party (Note 10) for $1. The subsidiary was inactive and had no significant assets. The Company incurred a loss of $43,768 from this transaction.

     On December 24, 1996, the Company sold its interest in Best to Beckerville Pines Associates, LLC for $2,300,000. Under the terms of this sale, the Company will hold a mortgage of $2,300,000. The mortgage is more fully explained in
Note 4. The Company recorded a profit of $900,000 from this transaction.

9. PROFIT SHARING PLAN

     The Company adopted a 401(k) pension plan covering substantially all employees. While the Company may elect to match employee contributions, it did not do so in 1996.

                               DONALD HENIG, INC.
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

10. RELATED PARTY TRANSACTIONS

     During 1996, the Company was involved in the following related party transactions:

          The Company sold C.S. Amsterdam Realty, Inc., one of its subsidiaries (Note 1), to a related party. The related party is a minority shareholder (less than 5% non-voting) of the parent company.

          The collateral underlying a company asset is encumbered by a security interest for a liability of a related party. The related party is a minority shareholder (less than 5% non-voting) of the parent company.

          The Company was involved in advances to and from the following related entities. In addition, many of these companies were charged for their share of administrative costs, which totaled $218,032.

          1) C.S. Amsterdam Realty, Inc.--Owned by a minority shareholder (less than 5% non-voting) of the parent company.

          2) The Best Mortgage Services of America, Inc.--Was a subsidiary of the Company until December 24, 1996.

          3) UCMC Consulting Corp.--Owned by a majority shareholder of the parent and an employee of the Company.

          4) First Equities Corp.--Parent of the Company.

          5) Edward Capuano--Majority shareholder of the Company.

          6) Wireless Mexicano, Inc.--Owned by a minority shareholder (less than 5% non-voting) of the Company.

          7) Network Title Agency Corporation--75% owned by a minority shareholder (less than 5% non-voting) of the Company.

          8) The Skulsky Trust--The trustee is an employee of the Company and the trust's beneficiary is a minority shareholder (less than 5% non-voting) of the Company.

     The Company and these related parties agreed to an assignment of their intercompany balances. As of December 31, 1996, the Company owed $1,007,859 to the Skulsky Trust.

11. OPERATING LEASES

     The Company is obligated under a number of operating leases for its main and branch office facilities. The leases expire on various dates through March 31, 2003.

     The rent obligations (including those under the leases signed in 1997, as described in Note 15, subsequent events) are as follows:

YEAR ENDING:
12/31/97........................................................................   $  395,324
12/31/98........................................................................      277,226
12/31/99........................................................................      153,174
12/31/00........................................................................      136,589
12/31/01........................................................................       57,732
Thereafter......................................................................       72,165
                                                                                   ----------
  Total.........................................................................   $1,092,210
                                                                                   ----------
                                                                                   ----------

                               DONALD HENIG, INC.
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

12. CAPITAL LEASE OBLIGATIONS

     The Company leases certain equipment with lease terms through September 2001. Obligations under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at interest rates ranging from 8.4% to 18%.

     The future minimum lease payments under capital leases and the net present value of the future minimum lease payments, are due as follows for the years ended December 31:

1997..............................................................................   $ 57,685
1998..............................................................................     52,107
1999..............................................................................     39,084
2000..............................................................................     20,113
2001..............................................................................     19,669
                                                                                     --------
  Total minimum lease payments....................................................    188,658
Less: Amounts representing interest...............................................     32,278
                                                                                     --------
Present value of net minimum lease payments.......................................   $156,380
                                                                                     --------
                                                                                     --------

13. OTHER COMMITMENTS AND CONTINGENCIES

     The Company entered into certain contracts with the former president of the Company, as disclosed in the reorganization section of Note 1. The first contract (employment) expired August 31, 1996 and called for annual compensation of $100,000. Thereafter, a two-year consulting agreement commenced which calls for total compensation of $130,000, payable monthly at $5,416.67.

14. CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances at several financial institutions. The Federal Deposit Insurance Corporation secures balances at each institution up to $100,000. Uninsured balances aggregated $1,382 at December 31, 1996.

15. SUBSEQUENT EVENTS

     On January 24, 1997, the Company's parent, First Equities Corp., entered into agreement to exchange stock for stock, with Aristocrat Endeavor Fund, Ltd., a publicly traded (Bermuda Stock Exchange) investment fund. Under the terms of the agreement, the companies exchanged 235,294.11 shares of Aristocrat stock for 5,000 shares of First Equity convertible preferred stock. Based on the market value of the Aristocrat stock acquired by the parent, the value of the exchange was $5,000,000. On March 27, 1997, First Equities Corp. donated 94,117.64 shares of Aristocrat stock to the Company. The effect of this transaction increases the Company's net worth by $2,000,000.

     On February 1, 1997, the Company entered into a lease agreements for an office facility in Tampa, Florida. The obligation under this leases is included in the obligations set forth in Note 11.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

Prospectus Summary..............................      1
Risk Factors....................................      4
Special Note Regarding Forward-Looking
  Statements....................................     10
Use of Proceeds.................................     11
Dividend Policy.................................     11
Capitalization..................................     13
Selected Historical Financial and Other Data....     14
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................     15
Business........................................     19
Management......................................     30
Principal Stockholders..........................     33
Certain Relationships and Related
  Transactions..................................     33
Description of Capital Stock....................     34
Shares Eligible for Future Sale.................     38
Selling Security Holders........................     39
Plan of Distribution............................     40
Legal Matters...................................     41
Experts.........................................     41
Financial Statements............................    F-1

                            ------------------------

     UNTIL               , 1999 (25 DAYS AFTER THE COMMENCEMENT OF THE
OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                        3,043,412 SHARES OF COMMON STOCK

                              APPONLINE.COM, INC.

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of the estimated expenses to be paid by us in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee.........................................   $  905.45
Miscellaneous................................................    1,094.55
                                                                ---------
  Total......................................................   $2,000.00
                                                                ---------
                                                                ---------

------------------
* estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes us to indemnify our officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an officer or director. Our restated and amended certificate of incorporation and by-laws provide for indemnification of our officers and directors to the fullest extent authorized by law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, we have sold unregistered securities as described below. Unless otherwise indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith, except as disclosed below. Unless otherwise indicated, the issuances of these securities were considered to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder. The purchasers of the securities in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transaction. The purchasers of the securities in the transactions had adequate access to information about us.

     In May 1997, we issued an aggregate of 200,000 shares to Joel Pensley (150,000 shares) and Steven Gutstein (50,000 shares) in connection with legal services rendered to us.

     In August 1997, we issued 144,906 shares of common stock to Larry Enright in connection with our acquisition of Greenshield Mortgage Corporation.

     In September 1997, we issued an aggregate of 110,344 shares of common stock to Lawrence Vecchio (55,172 shares) and Catherine Mirabelli Trust (55,172 shares) in connection with our acquisition of Bay City Mortgage.

     In December 1997, we issued 461,538 shares of common stock to Kenneth Barash in connection with our acquisition of American National Mortgage Corp.

     In December 1997, we issued 11,320 shares of its common stock to Salvatore Banigno in connection with our acquisition of Jefferson Penn.

     In December 1997, we issued 333,333 shares to Michael Roche in connection with our acquisition of 1st Potomac.

     In December 1997, we sold 1100 shares of our series A Convertible Preferred Stock to two institutional investors receiving gross proceeds of $1,100,000.

     In January 1998, we issued 26,925 shares of our common stock to Joseph Jandana for consulting services.

     In February 1998, we sold 1,500 shares of our Series B Convertible Preferred Stock to three institutional investors receiving gross proceeds of $1,500,000.

     In March 1998, we issued 16,667 shares of common stock to Robert Senko in connection with our acquisition of Senko Financial Services.

     In March 1998, we sold 1,650 shares of our Series B Convertible Preferred Stock to three institutional investors receiving gross proceeds of $1,650,000.

     In April 1998, we issued an aggregate of 94,011 shares of common stock to Christopher Depew (31,337 shares), Eugene Currier (31,337 shares) and H. Peter Lazier (31,337 shares) in connection with our acquisition of Gentry Mortgage Corporation.

     In January 1999, we issued 85,975 shares of common stock to Lawrence Enright as a settlement in connection with a lawsuit.

     In April 1999, we sold 1,000,000 shares of common stock to Burlington Securities Corporation pursuant to Regulation D Rule 506 of the Securities Act of 1933, as amended. We received gross proceeds of $1,350,000.

     In June 1999, we issued 50,000 shares of common stock to Kenneth Barash as settlement of termination of Mr. Barash's employment.

     In July 1999, we issued an aggregate of 42,000 shares of common stock to Dave Peller (14,000 shares), Tom Apling (14,000 shares) and J. Mahoney (14,000 shares) in connection with our acquisition of Queen City Mortgage.

     In August 1999, we sold 388,400 shares of common stock to James Archer receiving gross proceeds of $971,000.

     In August 1999, we issued an aggregate of 150,000 shares of common stock to Ray Bolin (37,500 shares), Kevin McNamara (37,500 shares), Peter Fedorko (37,500 shares) and Richard Fedorko (37,500 shares) in connection with our acquisition of Pioneer Financial Group.

     In September 1999, we issued an aggregate of 65,306 shares of common stock to Jim Krautkramer (32,653 shares) and Robert Kanelski (32,653 shares) in connection with our acquisition of Alliance Mortgage Group.

     In September 1999, we issued 10,000 shares of common stock to Shirley Anderson-McCormick as a bonus.

     In October 1999, we issued 52,000 shares of common stock to Ralph LoVuolo in connection with the settlement of a lawsuit.

     In October 1999, we issued 2,000 shares of Series E Preferred Stock to two institutional investors which resulted in gross proceeds of $2,000,000.

     In December 1999, we issued 142,045 shares of common stock to ICON International Inc. in exchange for advertising services.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to any charter provision, by-law, contract arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned issuer hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (4) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h), under the Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement at that time as the initial bona fide Offering of those securities.

ITEM 27. EXHIBITS

 EXHIBIT
  NUMBER     DESCRIPTION
----------   ------------------------------------------------------------------------------------------------------
   *3.1      -- Bylaws of Registrant.
   *3.2      -- Restated and Amended Certificate of Incorporation dated November 29, 1999.
   *5.1      -- Opinion of Gersten, Savage & Kaplowitz, LLP.
  *23.1      -- Consent of Werblin, Cassuccio & Moses, P.C. Independent Certified Public Accountants.
  *23.2      -- Consent of Gersten, Savage & Kaplowitz, LLP (incorporated into Exhibit 5.1).
  *24.1      -- Power of Attorney (included on the signature page to this Registration Statement).

------------------
  * Filed herewith.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENT FOR FILING ON FORM S-1 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON DECEMBER 27, 1999.


                                          APPONLINE.COM, INC.

                                          By:
                                              ----------------------------------
                                                       Edward Capuano
                                                  Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

     We, the undersigned officers and directors of AppOnline.com, Inc. hereby severally constitute and appoint Edward Capuano, our true and lawful attorney-in-fact and agent with full power of substitution for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

/s/ Edward Capuano                          Chairman and Chief Executive Officer            December 27, 1999
------------------------------------------
              Edward Capuano

/s/ Jeffrey Skulsky                         President and Director                          December 27, 1999
------------------------------------------
             Jeffrey Skulsky

/s/ Cindy L. Eisle                          Chief Financial Officer, Treasurer              December 27, 1999
------------------------------------------  and Principal Accounting Officer
              Cindy L. Eisle

                                            Secretary and General Counsel                   December 27, 1999
------------------------------------------
            Patrick A. Reilly

                                            Director                                        December 27, 1999
------------------------------------------
               Jerry Dugan

/s/ Robert Knickman                          Director                                        December 27, 1999
------------------------------------------
             Robert Knickman

                                            Director                                        December 27, 1999
------------------------------------------
            Stanley Hagendorf

                                 EXHIBIT INDEX

 EXHIBIT                                                                                                SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                PAGE NO.
----------   ----------------------------------------------------------------------------------------   ----------
   *3.1      -- Bylaws of Registrant.
   *3.2      -- Restated and Amended Certificate of Incorporation dated November 29, 1999.
   *5.1      -- Opinion of Gersten, Savage & Kaplowitz, LLP.
  *23.1      -- Consent of Werblin, Cassuccio & Moses, P.C. Independent Certified Public Accountants.
  *23.2      -- Consent of Gersten, Savage & Kaplowitz, LLP (incorporated into Exhibit 5.1).
  *24.1      -- Power of Attorney (included on the signature page to this Registration Statement).

------------------
  * Filed herewith.

 **To be filed by amendment.